   As filed with the Securities and Exchange Commission on December 19, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

         Sempra Energy                     California              33-0732627
      Sempra Energy Global
          Enterprises                      California              33-0783483
 Sempra Energy Capital Trust II             Delaware               52-6988598
  Sempra Energy Capital Trust
              III                           Delaware               52-6988599
                                  (State or other jurisdiction  (I.R.S. Employer
   (Exact name of registrant                   of                Identification)
  as specified in its charter)    incorporation or organization)

                               ----------------

                                 101 Ash Street
                          San Diego, California 92101
                                 (619) 696-2000
 (Name, address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                               ----------------

                                   Copies to:

                              John R. Light, Esq.
                  Executive Vice President and General Counsel
                                 101 Ash Street
                          San Diego, California 92101
                                 (619) 696-2034

                               ----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                        Proposed
                                                                        maximum
                                                                       aggregate      Amount of
    Title of each class of securities to be         Amount to be        offering     Registration
                 registered(1)                   registered(1)(2)(3)  price(3)(4)        Fee
-------------------------------------------------------------------------------------------------
Debt Securities, Common Stock, without par
 value, and Preferred Stock, without par value,
 of Sempra Energy..............................
Class A Junior Participating Preferred Stock
 Purchase Rights, without par value, of Sempra
 Energy(5).....................................
Debt Securities of Sempra Energy Global
 Enterprises(6)................................
Guarantees of Debt Securities of Sempra Energy
 Global Enterprises by Sempra Energy...........
Trust Preferred Securities of Sempra Energy
 Capital Trust II and Sempra Energy Capital
 Trust III(7)..................................
Guarantees of Trust Preferred Securities of the
 Trusts by Sempra Energy(7)....................
-------------------------------------------------------------------------------------------------
Total..........................................    $1,000,000,000    $1,000,000,000    $264,000
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) An indeterminate principal amount or number of debt securities, common stock and/or preferred stock and guarantees of Sempra Energy, an indeterminate principal amount of debt securities of Sempra Energy Global Enterprises and an indeterminate number of trust preferred securities of the Trusts as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $1,000,000,000. Debt securities may be issued and sold to the Trusts, in which event the debt securities may later be distributed to the holders of trust preferred securities.

(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $1,000,000,000.

(3) This amount represents the principal amount of any debt securities issued at their stated principal amount, the issue price of any debt securities issued at a discount from the stated principal amount, the issue price of any preferred stock and trust preferred securities and the amount computed pursuant to Rule 457(c) for any common stock.

(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(5) The rights are initially carried and traded with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock.

(6) Also includes an indeterminate number of securities that may be issued upon conversion or exchange of any securities registered hereunder that provide for conversion or exchange.

(7) Includes the rights of holders of the trust preferred securities under the guarantees of trust preferred securities and back-up undertakings, consisting of obligations by Sempra Energy, as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the registration statement. No separate consideration will be received for any guarantees or any back-up undertakings.

                                ----------------

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state where the offer of +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 2000

  PRELIMINARY PROSPECTUS
  ----------------------

                                 $1,000,000,000

                                 SEMPRA ENERGY
         Debt Securities, Common Stock, Preferred Stock and Guarantees

                        SEMPRA ENERGY GLOBAL ENTERPRISES
                  Debt Securities Guaranteed by Sempra Energy

                         SEMPRA ENERGY CAPITAL TRUST II
                        SEMPRA ENERGY CAPITAL TRUST III
             Trust Preferred Securities Guaranteed by Sempra Energy

                                  -----------

  We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

  Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

Sempra Energy

  Sempra Energy may offer and sell the following securities:

  . debt securities

  . common stock

  . preferred stock

  . guarantees of debt securities and trust preferred securities

Sempra Energy Global Enterprises

  Sempra Energy Global Enterprises may offer and sell debt securities guaranteed by Sempra Energy.

The Sempra Energy Trusts

  Sempra Energy Capital Trust II and Sempra Energy Capital Trust III may offer and sell trust preferred securities guaranteed by Sempra Energy.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is              , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ABOUT THIS PROSPECTUS....................................................   1
FORWARD-LOOKING STATEMENTS...............................................   2
WHERE YOU CAN FIND MORE INFORMATION......................................   2
SEMPRA ENERGY............................................................   4
SEMPRA ENERGY GLOBAL ENTERPRISES.........................................   4
SEMPRA ENERGY CAPITAL TRUST II AND SEMPRA ENERGY CAPITAL TRUST III.......   5
USE OF PROCEEDS..........................................................   6
RATIO OF SEMPRA ENERGY EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
 STOCK DIVIDENDS.........................................................   6
DESCRIPTION OF SECURITIES................................................   7
DESCRIPTION OF DEBT SECURITIES...........................................   7
DESCRIPTION OF SEMPRA ENERGY'S COMMON STOCK AND PREFERRED STOCK..........  19
DESCRIPTION OF TRUST PREFERRED SECURITIES................................  22
DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES OF SEMPRA ENERGY
 PURCHASED WITH PROCEEDS OF TRUST SECURITIES.............................  33
DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES.....................  44
GLOBAL SECURITIES........................................................  47
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES....................  50
EXPERTS..................................................................  59
VALIDITY OF THE SECURITIES AND THE GUARANTEES............................  59
PLAN OF DISTRIBUTION.....................................................  60

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $1,000,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

   This prospectus does not contain separate financial statements for Sempra Energy Global Enterprises or the trusts. Sempra Energy files consolidated financial information with the SEC that includes Sempra Energy Global Enterprises and each of the trusts. The trusts have no historical operations and do not have any independent function other than to issue securities and to purchase subordinated debt securities from Sempra Energy. We do not believe that additional financial information regarding Sempra Energy Global Enterprises or the trusts would be useful to you.

   You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute "forward-looking statements." When we use words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

  . national, international, regional and local economic, competitive, technological, political, legislative and regulatory conditions and developments;

  . capital market conditions, inflation rates, exchange rates and interest rates;

  . energy markets, including the timing and extent of changes in commodity prices;

  . weather conditions;

  . business, regulatory and legal decisions;

  . the pace of deregulation of retail natural gas and electricity delivery;

  . the timing and success of business development efforts; and

  . other uncertainties, all of which are difficult to predict and many of which are beyond our control.

   You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 1999, our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2000, June 30, 2000 and September 30, 2000, and other documents on file with the SEC. You may obtain copies of these documents as described under "Where You Can Find More Information" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   Sempra Energy files reports, proxy statements and other information with the SEC. Information filed with the SEC by Sempra Energy can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

   Public Reference Room   New York Regional Office   Chicago Regional Office
   450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
         Room 1024                Suite 1300          500 West Madison Street
   Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                    Chicago, Illinois 60661-2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as Sempra Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   Sempra Energy's common stock is listed on the New York Stock Exchange (NYSE:
SRE), and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or Sempra Energy, as indicated below. Forms of the indentures, the declarations of trust and other documents establishing the terms of the offered securities and the guarantees are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

   The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Sempra Energy.

      SEC Filings (File No. 1-14201)                    Period
      ------------------------------                    ------
   Annual Report on Form 10-K.......... Year ended December 31, 1999
   Quarterly Reports on Form 10-Q...... Three-month periods ended March 31,
                                         2000, June 30, 2000 and September 30,
                                         2000
   Current Reports on Form 8-K......... Filed January 28, 2000, February 8,
                                         2000, February 22, 2000, March 9,
                                         2000, March 30, 2000, April 28, 2000,
                                         August 2, 2000, October 27, 2000,
                                         December 5, 2000 and December 13,
                                         2000
   Registration Statement on Form 8-A.. Filed June 5, 1998

   We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

   Sempra Energy will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

       Sempra Energy
       101 Ash Street
       San Diego, California 92101
       Attention: Corporate Secretary
       Telephone: (619) 696-2034

                                 SEMPRA ENERGY

   Sempra Energy, based in San Diego, is a Fortune 500 energy services company. Through two regulated utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, Sempra Energy serves over 21 million consumers, the largest customer base of any gas, electric or combination gas and electric utility in the United States. Natural gas service is provided throughout Southern California and portions of Central California through over
5.7 million active meters. Electric service is provided throughout San Diego County and portions of Orange County, both in Southern California, through over
1.2 million active meters. Through other subsidiaries, Sempra Energy also provides other energy-related products and services.

   The information above concerning Sempra Energy and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning Sempra Energy and its subsidiaries, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus.

   Sempra Energy's offices are located at 101 Ash Street, San Diego, California 92101 and the telephone number is (619) 696-2034.

                        SEMPRA ENERGY GLOBAL ENTERPRISES

   Sempra Energy Global Enterprises is a wholly owned subsidiary of Sempra Energy. It is a holding company for many of the subsidiaries of Sempra Energy that are not subject to California utility regulation. Its principal direct and indirect subsidiaries currently are:

  . Sempra Energy Solutions, a provider of energy-related products and services to commercial, industrial, governmental, institutional and consumer markets. Its principal subsidiaries are Sempra Energy Trading, Sempra Energy Resources and Sempra Energy Services Company.

  . Sempra Energy Trading, a wholesale trader of physical and financial energy products, including natural gas, power, crude oil and associated commodities. Sempra Energy Trading serves a broad range of customers, including electric and gas utilities, industrial and large commercial end users, and major energy marketers. It specializes in high-volume transactions and provides its customers with customized energy delivery and pricing programs.

  . Sempra Energy Resources, a company which acquires and develops power plants for the competitive market and operates natural gas storage, production and transportation assets. Sempra Energy Resources' power plants use state-of-the-art, combined-cycle power generation technology and natural gas to generate electricity for the wholesale market and retail electric providers, including utilities, marketers and large energy users.

  . Sempra Energy Services Company, a provider of energy-efficiency engineering services for government and institutional customers.

  . Sempra Energy International, a company which engages in energy-infrastructure projects outside the United States. It currently has interests in companies that provide natural gas and electricity services in Argentina, Canada, Chile, Mexico, Peru and Uruguay.

   Sempra Energy Global Enterprises may, in the future, engage in other businesses.

   Sempra Energy Global Enterprises' offices are located at 101 Ash Street, San Diego, California 92101 and the telephone number is (619) 696-2034.

      SEMPRA ENERGY CAPITAL TRUST II AND SEMPRA ENERGY CAPITAL TRUST III

   Sempra Energy created Sempra Energy Capital Trust II and Sempra Energy Capital Trust III. Sempra Energy will file an Amended and Restated Declaration of Trust (a "Declaration") for each trust, which will state the terms and conditions for each trust to issue and sell its trust preferred securities and trust common securities. A form of Declaration is filed as an exhibit to the registration statement of which this prospectus forms a part.

   Each trust exists solely to:

  . issue and sell its trust preferred securities (representing undivided beneficial interests in the trust) to investors;

  . issue and sell its trust common securities (representing undivided beneficial interests in the trust) to Sempra Energy;

  . use the proceeds from the sale of its trust preferred and common securities to purchase a series of Sempra Energy's subordinated debt securities;

  . distribute the cash payments it receives on the subordinated debt securities it owns to the holders of its trust preferred and common securities;

  . maintain its status as a grantor trust for federal income tax purposes;
    and

  . engage in other activities that are necessary or incidental to these purposes.

   Sempra Energy will purchase all of the trust common securities of each trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The trust preferred securities will represent the remaining 97% of the trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if Sempra Energy defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

   The trust preferred securities will be guaranteed by Sempra Energy as described later in this prospectus.

   Sempra Energy has appointed six trustees to conduct each trust's business and affairs:

  . The Bank of New York ("property trustee");

  . The Bank of New York ("Delaware trustee");

  . The Bank of New York ("securities trustee"); and

  . Three Sempra Energy officers ("regular trustees").

   Only Sempra Energy, as owner of the trust common securities, can remove or replace the trustees. In addition, Sempra Energy can increase or decrease the number of trustees.

   Sempra Energy will pay all fees and expenses related to each trust and each offering of the related trust preferred securities and will pay all ongoing costs and expenses of each trust, except the respective trust's obligations under the related trust preferred and common securities.

   The trusts will not have separate financial statements. The statements would not be material to holders of the trust preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

                                USE OF PROCEEDS

   Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be:

  . used by Sempra Energy and/or its subsidiaries for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for such purposes; and

  . used by the respective trusts to purchase subordinated debt securities of Sempra Energy, which will in turn use the proceeds from the issuance of subordinated debt securities for the purposes stated above.

           RATIO OF SEMPRA ENERGY EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratio of Sempra Energy earnings to combined fixed charges and preferred stock dividends for Sempra Energy for each of the five years in the five-year period ended December 31, 1999 and for each of the nine-month periods ended September 30, 1999 and 2000:

                                                                   Nine Months
                                                                      Ended
                                               December 31,       September 30,
                                         ------------------------ -------------
                                         1995 1996 1997 1998 1999  1999   2000
                                         ---- ---- ---- ---- ---- ------ ------
Ratio of Earnings to Combined Fixed
Charges and Preferred Stock Dividends..  3.13 3.67 3.75 2.73 3.19   2.84   2.89

                           DESCRIPTION OF SECURITIES

   The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  . the indenture between Sempra Energy and U.S. Bank Trust National
    Association, as trustee, relating to the issuance of each series of senior debt securities by Sempra Energy (the "senior indenture");

  . the indenture between Sempra Energy and The Bank of New York, as trustee, relating to the issuance of each series of subordinated debt securities by Sempra Energy (the "subordinated indenture");

  . the indenture among Sempra Energy Global Enterprises, Sempra Energy, as
    Guarantor, and U.S. Bank Trust National Association, as trustee, relating to the issuance of each series of senior debt securities by Sempra Energy Global Enterprises;

  . the Declaration of each trust; and

  . Sempra Energy's guarantee of the trust preferred securities issued by each trust.

   Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

                         DESCRIPTION OF DEBT SECURITIES

   Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Sempra Energy and Sempra Energy Global Enterprises may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities in the case of Sempra Energy and as senior debt securities in the case of Sempra Energy Global Enterprises.

   The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

   Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. We also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

General

   Sempra Energy and Sempra Energy Global Enterprises may issue an unlimited amount of debt securities under the indentures in one or more series. Neither company is required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, either company may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

   The debt securities of Sempra Energy and Sempra Energy Global Enterprises will be unsecured obligations of the company issuing the security, and the debt securities of Sempra Energy Global Enterprises will be unconditionally guaranteed by Sempra Energy as to payment of principal, premium, if any, and interest as described under the caption "--Guarantee of Sempra Energy; Holding Company Structure" contained in this prospectus.

   Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of the issuing company or in one or more officers' certificates of the issuing company pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

  (a) the title of the debt securities;

  (b) any limit upon the principal amount of the debt securities;

  (c) the date or dates on which principal will be payable or how to determine the dates;

  (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates"; and any record dates for the interest payable on the interest payment dates;

  (e) any obligation or option of the issuing company to redeem, purchase or repay debt securities, or any option of the registered holder to require the issuing company to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

  (f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

  (g) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

  (h) any other terms of the debt securities that may be different from those described below.

(See Section 301.)

Ranking

   The senior debt securities will be the unsecured and unsubordinated obligations of the company issuing the security. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of the company issuing the senior debt security (either Sempra Energy or Sempra Energy Global Enterprises). The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth under the caption "--Subordination" below and as may be set forth in a prospectus supplement. The debt securities are obligations of Sempra Energy and Sempra Energy Global Enterprises exclusively, and are not the obligations of any of their respective subsidiaries. Because each company conducts its operations primarily through its respective subsidiaries and substantially all of its respective consolidated assets are held by its respective subsidiaries, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of each issuing company's respective subsidiaries.

Guarantee of Sempra Energy; Holding Company Structure

   Sempra Energy will unconditionally guarantee the payment of principal of and any premium and interest on the debt securities issued by Sempra Energy Global Enterprises, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the debt securities and the applicable indenture. These guarantees are referred to as the "debt securities guarantees" in this prospectus. The debt securities guarantees will remain in effect until the entire principal of and any premium and interest on the debt securities has been paid in full or otherwise discharged in accordance with the provisions of the applicable indenture.

   Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy's cash flow and its ability to meet its obligations under its debt securities and the debt securities guarantees are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities or, except for Sempra Energy Global Enterprises, the debt securities guarantees.

   Because Sempra Energy is a holding company, its obligations under the debt securities and the debt securities guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy's rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy and any debt securities guarantees, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary's creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and that each of its subsidiaries will incur, substantial additional amounts of indebtedness.

   Sempra Energy Global Enterprises also conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, the discussion above is equally applicable to Sempra Energy Global Enterprises and the debt securities it issues.

Payment of Debt Securities--Interest

   Unless indicated differently in a prospectus supplement, the issuing company will pay interest on the debt securities on each interest payment date by check mailed to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

   However, if the issuing company defaults in paying interest on a debt security, the issuing company will pay defaulted interest in either of the two following ways:

  (a) The issuing company will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, the issuing company will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

  (b) Alternatively, the issuing company can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities--Principal

   The company issuing the debt securities will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as the paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

   If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

   The issuing company will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as paying agent. In the discretion of the company issuing the debt securities, the issuing company may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

   The debt securities will be issued

  (a) only in fully registered form;

  (b) without interest coupons; and

  (c) in denominations that are even multiples of $1,000.

   You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange." (See Section 305.)

   You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. The company issuing the debt securities may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers. (See Section 305.)

   In the discretion of the company issuing the debt securities, the issuing company may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

   There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

   All or a portion of the debt securities may be redeemed at the option of the issuing company at any time or from time to time. The redemption price for the debt securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

  . 100% of the principal amount of the debt securities being redeemed on the redemption date; or

  . the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus a number of basis points as set forth in any accompanying prospectus supplement, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the debt securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the debt securities and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   The company issuing the debt securities will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If the issuing company elects to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

   Debt securities will cease to bear interest on the redemption date. The issuer of the debt securities will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See
Section 1105.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

   Unless the company issuing the debt securities defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

   "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

   "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee receives fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if the trustee receives only one Reference Treasury Dealer Quotation, such Quotation.

   "Reference Treasury Dealer" means (A) the underwriters referenced in any applicable prospectus supplement; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the company issuing the debt securities will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee after consultation with the issuing company.

   "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Events of Default

   An "event of default" occurs with respect to the debt securities of any series if:

  (a) the issuing company does not pay any interest on any debt securities of the applicable series within 30 days of the due date;

  (b) the issuing company does not pay any principal of or premium on any debt securities of the applicable series on the due date;

  (c) the issuing company remains in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of the applicable series for 60 days after it receives a written notice of default stating it is in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the affected series;

  (d) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by the issuing company, excluding any of the issuing company's subsidiaries (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the issuing company (or the payment of which is guaranteed by the issuing company), excluding any of the issuing company's subsidiaries, whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

    (1) either:

      . such default results from the failure to pay any such indebtedness when due; or

      . as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

    (2) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

  (e) the issuing company or the guarantor of the debt securities, files for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

  (f) any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

   No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

Remedies

 Acceleration

   If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

 Rescission of Acceleration

   After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

  (a) the company issuing the debt securities of that series pays or deposits with the trustee a sum sufficient to pay:

    (1) all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

    (2) the principal of and any premium on the debt securities of that series which have become due (otherwise than by the declaration of acceleration) and overdue interest on these amounts;

    (3) interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

    (4) all amounts due to the trustee under the applicable indenture; and

  (b) all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

   For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

   If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

  (a) conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

  (b) exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

   These rights of registered holders to give directions are subject to the following limitations:

  (a) the registered holders' directions do not conflict with any law or the applicable indenture; and

  (b) the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

   The trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

   In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

  (a) that registered holder has previously given the trustee written notice of a continuing event of default;

  (b) the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

  (c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

   However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See
Section 508.)

Notice of Default

   The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under "--Events of Default," no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

   The company issuing the debt securities will furnish the trustee with an annual statement as to its compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

   The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

   Compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

   Sempra Energy and Sempra Energy Global Enterprises have each agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

  (a) it is the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, (i) the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the indenture and (ii) in the case of Sempra Energy, the due and punctual payment of all amounts under the debt securities guarantees; and

  (b) immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

   Neither the applicable indenture nor the debt securities guarantee contains any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

   Without Registered Holder Consent. Without the consent of any registered holders of debt securities of any series, the company issuing the debt securities and the trustee may enter into one or more supplemental indentures for any of the following purposes:

  (a) to evidence the succession of another entity to the company issuing the debt securities; or

  (b) to add one or more covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the company issuing the debt securities; or

  (c) to add any additional events of default for all or any series of debt securities; or

  (d) to change or eliminate any provision of the applicable indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to the applicable indenture (in addition to the provisions which may otherwise be added to the applicable indenture pursuant to the other clauses of this paragraph) so long as the addition does not apply to any outstanding debt securities; or

  (e) to provide security for the debt securities of any series; or

  (f) to establish the form or terms of debt securities of any series, as permitted by the applicable indenture; or

  (g) to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

  (h) to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of debt securities that do not adversely affect the interests of the holders of debt securities of that series in any material respect.

(See Section 901.)

   With Registered Holder Consent. Subject to the following sentence, the company issuing the debt securities and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

  (a) change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

  (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver;

  (c) modify or affect in any manner the terms and conditions of the obligations of Sempra Energy in respect of the due and punctual payment of the principal of, or premium, if any or interest on any debt securities guarantees;

  (d) modify certain of the applicable provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

   A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

   The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that the company issuing the debt securities may, upon satisfying several conditions, cause it to be discharged from its respective obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance."

   One condition the issuing company must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

   In addition, the company issuing the debt securities will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

   The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture, except as noted below, when:

  . all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

  . the issuing company deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

   The company issuing the debt securities of such series will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

   The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, the company issuing a series of debt securities may appoint a successor trustee with respect to such series of debt securities and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

   Unless indicated differently in a prospectus supplement, Sempra Energy's subordinated debt securities will be subordinated in right of payment to the prior payment in full of all its senior debt. This means that, upon:

  (a) any distribution of the assets of Sempra Energy upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

  (b) acceleration of the maturity of the subordinated debt securities; or

  (c) a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

  (d) acceleration of the maturity of any senior debt as a result of a default,

the holders of all of Sempra Energy's senior debt will be entitled to receive:

  . in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt; and

  . in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or
(d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead by paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities. (See Section 1401.)

   "senior debt" means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

  (a) all of the indebtedness of Sempra Energy evidenced by notes, debentures, bonds or other securities sold by it for money or other obligations for money borrowed;

  (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Sempra Energy or in effect guaranteed by Sempra Energy through an agreement to purchase, contingent or otherwise, as applicable; and

  (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities. (See Section 101.)

   Due to the subordination, if assets of Sempra Energy are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture. (See Section 1410.)

   The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantee do not limit Sempra Energy or any of its subsidiaries' ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities and trust preferred securities guarantees. Sempra Energy expects that it will incur, and that each of its subsidiaries will incur, substantial additional amounts of indebtedness in the future. (See Section 301.)

Conversion Rights

   The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Miscellaneous Provisions

   Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "--Satisfaction and Discharge" above, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See
Section 101.)

   The company issuing the debt securities will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See
Section 104.)

Governing Law

   Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

                         DESCRIPTION OF SEMPRA ENERGY'S
                        COMMON STOCK AND PREFERRED STOCK

   Unless indicated differently in a prospectus supplement, this section describes the terms of Sempra Energy's common stock and preferred stock. The following description of Sempra Energy's common stock and preferred stock is only a summary and is qualified in its entirety by reference to the articles of incorporation and bylaws of Sempra Energy. Therefore, you should read carefully the more detailed provisions of Sempra Energy's Amended and Restated Articles of Incorporation, Sempra Energy's Amended and Restated Bylaws, and Sempra Energy's Rights Agreement, dated May 26, 1998, between Sempra Energy and First Chicago Trust Company of New York, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

   The authorized capital stock of Sempra Energy consists of (1) 750,000,000 shares of Sempra Energy common stock, without par value, and (2) 50,000,000 shares of preferred stock, without par value. As of September 30, 2000, there were 204,208,173 issued and outstanding shares of Sempra Energy common stock and no shares of Sempra Energy preferred stock. No other classes of capital stock are authorized under the Sempra Energy articles of incorporation. The issued and outstanding shares of Sempra Energy common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

Sempra Energy Common Stock

   The holders of Sempra Energy common stock are entitled to receive such dividends as the Sempra Energy board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Sempra Energy preferred stock. Except as otherwise provided by law, each holder of Sempra Energy common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to any class or series voting rights of holders of Sempra Energy preferred stock. Under the Sempra Energy articles of incorporation, the Sempra Energy board of directors is classified into three classes each consisting of a number as nearly equal as possible to one-third of the total number of directors constituting the entire Sempra Energy board of directors. The holders of shares of Sempra Energy common stock are not entitled to cumulate votes for the election of directors.

   In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of Sempra Energy common stock, subject to any rights of the holders of outstanding shares of Sempra Energy preferred stock, are entitled to receive any remaining assets of Sempra Energy after the discharge of its liabilities.

   Holders of Sempra Energy common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Sempra Energy common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

   Each outstanding share of Sempra Energy common stock is accompanied by a right to purchase one one-hundredth of a share of Class A Junior Participating Preferred Stock, without par value, of Sempra Energy at a price of $80 per right, subject to certain anti-dilution adjustments. The Sempra Energy board of directors has reserved 7,500,000 shares of such Class A preferred stock for issuance upon exercise of the rights, as more fully discussed below under the caption "--Description of Preferred Share Purchase Rights."

   The registrar and transfer agent for the Sempra Energy common stock is First Chicago Trust Company of New York.

Sempra Energy Preferred Stock

   The Sempra Energy board of directors is authorized, pursuant to the Sempra Energy articles of incorporation, to issue up to 50,000,000 shares of Sempra Energy preferred stock in one or more series and to fix and determine the number of shares of Sempra Energy preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of Sempra Energy preferred stock outstanding. However, the Sempra Energy board of directors has reserved 7,500,000 shares of Class A preferred stock for issuance in connection with rights issued under the Sempra Energy rights agreement.

   Prior to the issuance of shares of each series of Sempra Energy preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  (a) the title and stated value of the Sempra Energy preferred stock;

  (b) voting rights, if any, of the Sempra Energy preferred stock;

  (c) any rights and terms of redemption (including sinking fund provisions);

  (d) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the Sempra Energy preferred stock;

  (e) whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the Sempra Energy preferred stock will accumulate;

  (f) the relative ranking and preferences of the Sempra Energy preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of Sempra Energy's affairs;

  (g) the terms and conditions, if applicable, upon which the Sempra Energy preferred stock will be convertible into Sempra Energy common stock, including the conversion price (or manner of calculation) and conversion period;

  (h) the provision for redemption, if applicable, of the Sempra Energy preferred stock;

  (i) the provisions for a sinking fund, if any, for the Sempra Energy preferred stock;

  (j) liquidation preferences;

  (k) any limitations on issuance of any class or series of Sempra Energy preferred stock ranking senior to or on a parity with the class or series of Sempra Energy preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Sempra Energy's affairs; and

  (l) any other specific terms, preferences, rights, limitations or restrictions of the Sempra Energy preferred stock.

   All shares of Sempra Energy preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

   In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Sempra Energy preferred stock being offered:

  (a) the number of shares of the Sempra Energy preferred stock offered, the liquidation preference per share and the offering price of the Sempra Energy preferred stock;

  (b) the procedures for any auction and remarketing, if any, for the Sempra Energy preferred stock;

  (c) any listing of the Sempra Energy preferred stock on any securities exchange; and

  (d) a discussion of any material and/or special United States federal income tax considerations applicable to the Sempra Energy preferred stock.

Rank

   The preferred Sempra Energy stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  (a) senior to all classes or series of Sempra Energy common stock and to all of our equity securities ranking junior to the Sempra Energy preferred stock;

  (b) on a parity with all of Sempra Energy's equity securities the terms of which specifically provide that the equity securities rank on a parity with the Sempra Energy preferred stock; and

  (c) junior to all of Sempra Energy's equity securities the terms of which specifically provide that the equity securities rank senior to the Sempra Energy preferred stock.

Description of Preferred Share Purchase Rights

   On May 26, 1998, the Sempra Energy board of directors adopted a preferred share purchase rights plan providing that one preferred share purchase right will attach to each share of Sempra Energy common stock (each, a "purchase right"). The description and terms of the rights are set forth in a rights agreement, dated as of May 26, 1998, by and between Sempra Energy and First Chicago Trust Company of New York, as rights agent. The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all Sempra Energy shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire Sempra Energy on terms not approved by the Sempra Energy board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination. The purchase rights will expire on May 31, 2008. Until a purchase right is exercised, the holder of the purchase right will have no rights as a shareholder of Sempra Energy beyond those rights afforded to existing shareholders, including the right to vote or to receive dividends.

   The purchase rights are designed to assure that all of Sempra Energy's shareholders receive fair and equal treatment in the event of any proposed takeover of Sempra Energy and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Sempra Energy without a control premium paid to all shareholders. Any time prior to the first date that a person or group has become an "acquiring person" as defined in the rights agreement, the purchase rights should not interfere with any merger or other business combination as long as it is approved by the Sempra Energy board of directors.

Anti-Takeover Provisions

   The Sempra Energy articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Sempra Energy stock or delaying or preventing a change in control of Sempra Energy. The material provisions which may have such an effect are:

  (a) classification of the Sempra Energy board of directors into three classes with the term of only one class expiring each year;

  (b) a provision permitting the Sempra Energy board of directors to make, amend or repeal the Sempra Energy bylaws;

  (c) authorization for the Sempra Energy board of directors to issue Sempra Energy preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

  (d) a provision that shareholders may take action only at annual or special meetings or by unanimous written consent in lieu of a meeting;

  (e) advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the Sempra Energy board of directors; and

  (f) provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Sempra Energy common stock entitled to vote.

   Some acquisitions of Sempra Energy's outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various state and foreign regulatory authorities.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

   Unless indicated differently in a prospectus supplement, this section describes the terms of the trust preferred securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Declaration and the related guarantee. We have filed a form of the Declaration with the SEC and you may obtain copies as described under the caption "Where You Can Find More Information." In this section, references to "we," "our" and "us" mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

   Each Declaration authorizes the regular trustees to issue on behalf of each trust one series of trust preferred securities which will have the terms described below and in a prospectus supplement. Each trust will use the net proceeds from the sale of trust preferred securities and trust common securities to purchase a series of subordinated debt securities from us. The property trustee will hold legal title to such subordinated debt securities in trust for the benefit of the holders of the applicable trust preferred securities. We will guarantee the payment of distributions and other amounts payable on the trust preferred securities, but only to the extent that the trust has funds legally and immediately available to make those payments. The trust preferred securities and trust common securities of a trust are referred to herein as the "trust securities."

   Each trust preferred securities guarantee, when taken together with our obligation under the related series of subordinated debt securities, the subordinated indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a trust.

   Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the trust preferred securities, in order to comply with the provisions of the Trust Indenture Act.

   The trust preferred securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. Whenever we refer to a "holder" of trust preferred securities in this prospectus, we mean the registered holder, which, for any trust preferred securities in book-entry form, will be DTC or its nominee. We discuss various matters relevant to global securities under "Global Securities--Book-Entry, Delivery and Form" below.

   Each series of trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and the other preferred, deferred or other special rights or other restrictions as described in the relevant Declaration or made part of the Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the trust preferred securities will mirror the terms of the subordinated debt securities held by the trust.

   The prospectus supplement relating to the trust preferred securities of a trust will describe the specific terms of the trust preferred securities, including:

  (a) the name of the trust preferred securities;

  (b) the dollar amount and number of trust preferred securities issued;

  (c) any provision relating to deferral of distribution payments, if different from those described in this prospectus;

  (d) the annual distribution rate(s) (or method of determining the rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

  (e) the date from which distributions shall be cumulative;

  (f) the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the trust preferred securities shall be purchased or redeemed, in whole or in part;

  (g) the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the trust preferred securities, if different from those described in this prospectus;

  (h) the voting rights, if any, of holders of the trust preferred securities, if different from those described in this prospectus;

  (i) any securities exchange on which the trust preferred securities will be listed;

  (j) whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements, if different from those described in this prospectus; and

  (k) any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities, if different from those described in this prospectus.

   Each prospectus supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by the prospectus supplement, if different from those described in this prospectus.

Distributions

   Distributions will accumulate on each series of trust preferred securities from the date they are first issued. Unless deferred as described below, distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "distribution date"). Distributions not paid when due will accumulate additional distributions, compounded quarterly, at the annual rate stated in the related prospectus supplement to the extent permitted by law. Whenever we use the term "distributions" in this prospectus, we are including any of these distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

   The assets of a trust available for distribution to holders of trust preferred securities will be limited to the interest payments the trust receives from us with respect to the subordinated debt securities. Consequently, if we defer or for any other reason fail to make interest payments on the subordinated debt securities, the trust will not have funds to pay distributions on the trust preferred securities.

   As long as no Subordinated Indenture Event of Default (as defined in the subordinated indenture for the subordinated debt securities held by a trust) has occurred and has not been cured, we will have the right to defer interest payments on the related subordinated debt securities at any time. We may defer interest payments on the related subordinated debt securities in each case for a period not exceeding 20 consecutive quarters (each, a "deferral period"). No deferral period may extend beyond the stated maturity of the related subordinated debt securities. Before a deferral period ends, we may extend it further if that deferral period does not exceed 20 consecutive quarters or extend beyond the stated maturity of the related subordinated debt securities. When a deferral period ends and we have paid all accrued and unpaid interest on the related subordinated debt securities, we may begin a new deferral period, subject to the terms described above. There is no limit on the number of deferral periods that we may begin.

   If we defer interest payments on the related subordinated debt securities, the trust also will defer the payment of distributions on the trust preferred securities. During a deferral period, the holder of trust preferred securities will still accumulate distributions at the annual rate specified in the related prospectus supplement, plus the holder of trust preferred securities will accumulate additional distributions on the deferred distributions at the same rate, to the extent permitted by law. During a deferral period, the holder of trust preferred securities will be required to accrue interest income for United States federal income tax purposes as discussed under the caption "Certain United States Federal Income Tax Consequences--Trust Preferred Securities--Interest Income and Original Issue Discount" below.

   If we elect to begin a deferral period, we will be subject to specified restrictions relating to paying dividends on or repurchasing our common stock and making payments on certain of our debt securities. See "Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities--Payments--Deferral Period Restrictions" below.

Redemption

   Trust preferred securities will remain outstanding until the applicable trust redeems them or distributes the subordinated debt securities in exchange for the trust preferred securities. Any redemption of trust preferred securities must occur as described below. Any exchange distribution must occur as described below under the caption "--Exchange of Trust Preferred Securities for Subordinated Debt Securities."

 Redemption of Trust Preferred Securities

   If we repay or redeem the related subordinated debt securities, whether at their stated maturity, upon acceleration after a Subordinated Indenture Event of Default or upon early redemption, the applicable property trustee will redeem a Like Amount of trust preferred securities of the applicable trust on the Redemption Date at the Redemption Price. In this context, "Like Amount" means trust preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debt securities being repaid or redeemed. "Redemption Date" means the date that the principal of the subordinated debt securities being redeemed becomes due for payment under the subordinated indenture. "Redemption Price" means the aggregate liquidation amount of the trust preferred securities to be redeemed, plus any accumulated and unpaid distributions on those securities to the Redemption Date.

 Repayment and Redemption of Subordinated Debt Securities

   We may redeem any series of subordinated debt securities, at our option, before their stated maturity as follows:

  . at any time on or after the date stated in an applicable prospectus supplement, in whole or in part, provided that no partial redemption may occur during a deferral period; and

  . at any time in whole, but not in part, within 90 days after a Tax Event or an Investment Company Act Event has occurred.

   See "Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities--Optional Redemption" below for the definitions of "Tax Event" and "Investment Company Act Event."

   If a Tax Event is continuing and we do not elect to dissolve a trust or redeem the related subordinated debt securities, we may be required to pay additional sums on such subordinated debt securities. The provisions regarding repayment and redemption of subordinated debt securities, as well as information about the effect that possible tax law changes may have on the subordinated debt securities and trust preferred securities, are discussed in "Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities--Stated Maturity" and "--Optional Redemption--Payment of Additional Sums" below.

 Redemption Procedures

   A property trustee will give at least 30 days, but not more than 60 days, notice before the Redemption Date, unless the redemption results from acceleration after a Subordinated Indenture Event of Default and the property trustee is not able to give notice during this period. In that case, a property trustee will give the notice as soon as practicable. A property trustee will give the notice of redemption in the manner described below under the caption "--Notices."

   The property trustee will irrevocably deposit with DTC (in the case of any book-entry trust preferred securities) or the Paying Agent (as defined below) (in the case of any non-book-entry trust preferred securities) funds sufficient to pay the Redemption Price for all trust preferred securities being redeemed on that date, to the extent that such funds are deposited with the property trustee. The property trustee will deposit such funds by 2:00 p.m., New York City time, on the Redemption Date provided that the property trustee has received such funds by 10:00 a.m. New York City time on such Redemption Date.

   DTC will pay the Redemption Price for trust preferred securities held in book-entry form and called for redemption in accordance with the procedures of DTC, to the extent the property trustee has deposited sufficient funds with DTC. The Paying Agent will pay the Redemption Price for trust preferred securities held in definitive form and called for redemption, to the extent the property trustee has deposited sufficient funds with the Paying Agent, against surrender of the certificates representing those trust preferred securities. The trust preferred securities will be issued in definitive form only in the special circumstances described under the caption "Book-Entry Issuance--Global Securities" below. Any distributions that are due on a distribution date that is on or before the Redemption Date will be payable to the holders of those trust preferred securities on the record date for the related distribution date.

   Once the property trustee gives notice of redemption and deposits funds as discussed above, all rights of the holders of the trust preferred securities called for redemption will cease at the time of the deposit, except the right of those holders to receive the Redemption Price, but without interest on that amount. In addition, those trust preferred securities will no longer be outstanding.

   On the Redemption Date, distributions will stop accumulating on the subordinated debt securities called for redemption. However, if payment of the Redemption Price for any trust preferred securities is not made, distributions on those trust preferred securities will continue to accumulate to the date the Redemption Price is paid.

   If a trust redeems less than all of its trust preferred securities, then the liquidation amount of trust preferred securities to be redeemed will be allocated pro rata between its outstanding trust preferred securities and its outstanding trust common securities, based upon their respective aggregate liquidation amounts. The applicable property trustee will select the trust preferred securities to be redeemed from among the outstanding trust preferred securities of such trust not previously called for redemption. A property trustee may use any method of selection that it deems to be fair and appropriate.

 Other Purchases of Trust Preferred Securities

   We or our subsidiaries may purchase outstanding trust preferred securities by tender, in the open market or by private agreement, subject to applicable laws, including United States federal securities laws.

Exchange of Trust Preferred Securities for Subordinated Debt Securities

   We will have the right at any time, in our sole discretion, to dissolve a trust. After a trust has satisfied all liabilities to its creditors, as provided by law, the applicable property trustee will distribute a Like Amount of subordinated debt securities to the holders of the related trust securities in exchange for all such trust securities outstanding, in liquidation of the trust. In this context, "Like Amount" means subordinated debt securities having an aggregate principal amount equal to the aggregate liquidation amount of all such trust securities outstanding.

   If an exchange distribution with respect to a trust occurs, we must use our best efforts to list the related subordinated debt securities on the New York Stock Exchange or such other stock exchange or organization, if any, on which the trust preferred securities of such trust are listed.

 Exchange Procedures

   A property trustee will make the exchange distribution to holders of trust preferred securities listed in a trust's records at the close of business on the record date for the exchange distribution. If the trust preferred securities are held in book-entry form, the record date will be one Business Day (as defined below) before the date that we set as the exchange distribution date (the "Exchange Date"). If the trust preferred securities are not held in book-entry form, the record date will be the 15th day (whether or not a Business Day) before the Exchange Date.

   A property trustee will give holders at least 30 days, but not more than 60 days, notice before the Exchange Date. Property trustees will give the notice of an Exchange Date in the manner described below under "--Notices."

   On the Exchange Date with respect to a trust:

  . the trust preferred securities of such trust will no longer be outstanding;

  . certificates representing a Like Amount of subordinated debt securities will be issued to holders of trust preferred securities of such trust upon their surrender to the property trustee or its agent for exchange;

  . any certificates representing trust preferred securities of such trust that are not surrendered for exchange will be deemed to represent a Like Amount of subordinated debt securities (and until such certificates are surrendered for exchange, no payments of interest or principal on such subordinated debt securities will be made to the holders of those trust preferred securities); and

  . the holders of trust preferred securities of such trust will not have any further rights with respect to such trust preferred securities, except the right to receive certificates representing subordinated debt securities upon surrender of their certificates as described above.

 Certain Tax Consequences

   Under current United States federal income tax law and interpretations and assuming, as each trust expects, that it will not be classified as an association taxable as a corporation, a holder of trust preferred securities would not be taxed if a property trustee distributes subordinated debt securities to it upon liquidation of the trust. However, if a Tax Event were to occur and a trust were subject to taxation on income received or accrued on subordinated debt securities, a holder of trust preferred securities and the trust could be taxed on that distribution as described under the caption "Certain United States Federal Income Tax Consequences--Trust Preferred Securities--Distribution of Subordinated Debt Securities to Holders of Trust Preferred Securities Upon Liquidation of the Trust" below.

Ranking

   The trust preferred securities of a trust will rank equally with the trust common securities of that trust. A trust will make payments of distributions and the Redemption Price on the trust preferred securities and the trust common securities pro rata, based on the aggregate liquidation amounts of the trust preferred securities and trust common securities, except as follows. If a Subordinated Indenture Event of Default has occurred with respect to the series of subordinated debt securities held by a trust and has not been cured, that trust will not make any payments on its trust common securities until the trust has paid in full or provided in full all unpaid amounts on its trust preferred securities.

   If a Subordinated Indenture Event of Default occurs with respect to the series of subordinated debt securities held by a trust, the holders of the trust common securities of that trust will be deemed to have waived all rights to act with respect to the related Declaration Event of Default with respect to that trust (as defined below) until all such Declaration Events of Default have been cured, waived or eliminated. Until any such Declaration Events of Default have been cured, waived or eliminated, the property trustee of that trust will act solely on behalf of holders of the trust preferred securities of that trust (and not on behalf of the holders of the trust common securities of that trust), and only the holders of trust preferred securities of that trust will have the right to direct the property trustee to act on their behalf.

Status of Trust Preferred Securities Guarantees

   Each trust preferred securities guarantee will constitute our unsecured obligation and will rank:

  (a) equal in rank with any other guarantee similar to the trust preferred securities guarantees issued by us on behalf of the holders of securities issued by any other trust established by us or our affiliates;

  (b) subordinate and junior in right of payment to all of our other liabilities, except those that rank equally or are subordinate by their terms;

  (c) equal with any guarantee now or hereafter issued by us in respect of the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

  (d) senior to our common stock.

   Each Declaration will require that the holders of the related trust preferred securities accept the subordination provisions and other terms of the related trust preferred securities guarantee. A trust preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words the holder of a trust preferred securities guarantee may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity). A trust preferred securities guarantee will not be discharged except by payment of the trust preferred securities guarantee payments in full to the extent not previously paid or upon distribution of subordinated debt securities to the holders of the trust preferred securities pursuant to the related Declaration.

Liquidation Distribution Upon Dissolution

   Each Declaration states that the related trust shall be dissolved:

  (a) upon the expiration of the term of such trust;

  (b) upon the bankruptcy of Sempra Energy;

  (c) upon the filing of a certificate of dissolution or its equivalent with respect to Sempra Energy;

  (d) 90 days after the revocation of the articles of incorporation of Sempra Energy (but only if the articles of incorporation are not reinstated during that 90-day period);

  (e) upon the written direction to the property trustee from Sempra Energy at any time to dissolve such trust and distribute the related subordinated debt securities to holders in exchange for the trust preferred securities;

  (f) upon the redemption of all of the trust securities of such trust; or

  (g) upon entry of a court order for the dissolution of Sempra Energy or such trust.

   In the event of a dissolution, after a trust satisfies (whether by payment or reasonable provision for payment) all amounts owed to creditors of the trust, the holders of the trust securities of such trust will be entitled to receive:

  (a) cash equal to the aggregate liquidation amount of each trust security, plus accumulated and unpaid distributions to the date of payment; unless

  (b) subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities are distributed to the holders of the trust securities.

   If a trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

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

Declaration Events of Default

   The term "Declaration Event of Default" with respect to a trust means any of the following:

  . a Subordinated Indenture Event of Default occurs with respect to the related series of subordinated debt securities (see "Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities--Events of Default" below);

  . such trust does not pay any distribution within 30 days of its due date, provided that no deferral period is continuing;

  . such trust does not pay any Redemption Price on its due date;

  . the securities trustee of such trust remains in breach in a material respect of any term of the related Declaration for 90 days after the securities trustee receives notice of default stating the securities trustee is in breach. The notice must be sent by the holders of at least 25% in liquidation amount of the outstanding trust preferred securities of such trust; and

  . the property trustee of such trust files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee of such trust is not appointed within 60 days.

   If a Subordinated Indenture Event of Default occurs and the subordinated indenture trustee and the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of the related series fail to declare the principal of all of such subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the related trust will have the right to declare such principal immediately due and payable, by providing notice to us and the subordinated indenture trustee.

   If we fail to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies to collect its pro rata share of payments owed.

   Within 90 days after learning of a Declaration Event of Default with respect to a trust, the related property trustee will notify the holders of the trust securities of such trust, the regular trustees and us, unless the Declaration Event of Default has been cured or waived.

   We and a regular trustee of a trust must provide the property trustee of such trust with an annual certificate stating whether they are in compliance with all the conditions and covenants applicable to them under the related Declaration.

   If a Declaration Event of Default with respect to a trust has occurred and has not been cured, the trust preferred securities of such trust will have a preference in right of payment over the trust common securities of such trust as discussed above. The holders of trust securities are not entitled to accelerate the maturity of the trust preferred securities upon a Declaration Event of Default.

Enforcement Rights

   If a Subordinated Indenture Event of Default occurs with respect to a series of subordinated debt securities, the holders of the related trust preferred securities must rely on the applicable property trustee, as the holder of such subordinated debt securities, to enforce its rights under such subordinated debt securities and the applicable subordinated indenture against us, subject to the following:

 Right of Direct Action

   If we do not make full and timely payments on such subordinated debt securities, the related trust will not have funds available to make payments of distributions or other amounts due on the related trust preferred securities. In this event, a holder of such trust preferred securities may sue us directly to collect its pro rata share of payments owed. We may not amend the applicable subordinated indenture to remove the right of any holder of trust preferred securities to bring a direct action against us without the prior written consent of all of the holders of the related series of trust preferred securities. We will be able to set-off any payment made to a holder of trust preferred securities in connection with a direct action.

 Other Rights under the Subordinated Indenture

   The holders of 25% or more in liquidation amount of the outstanding trust preferred securities of a trust may accelerate the maturity of the related series of subordinated debt securities when a Subordinated Indenture Event of Default with respect to such series has occurred and has not been cured and neither the subordinated indenture trustee nor the holders of the related series of subordinated debt securities have exercised such acceleration rights. In addition, the holders of a majority in liquidation amount of the outstanding trust preferred securities of a trust may cancel a declaration of acceleration of the related series of subordinated debt securities and may waive specified Subordinated Indenture Events of Default with respect to such series. See "Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities--Events of Default" and "--Remedies" below.

Voting Rights; Amendment of the Declaration

   The holders of the trust preferred securities of a trust will have no voting rights except as discussed below and under "Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities -- Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants" and "Description of Trust Preferred Securities Guarantees-- Amendments and Assignment" below, and as otherwise required by law or the applicable Declaration.

   With respect to a trust, if any proposed amendment to the applicable Declaration provides for, or the regular trustees of such trust otherwise propose to effect:

  (a) any action that would adversely affect the powers, preferences or special rights of the trust preferred securities of such trust in any material respect, whether by way of amendment to the applicable Declaration or otherwise; or

  (b) the dissolution, winding-up or termination of such trust other than pursuant to the terms of the applicable Declaration,

then the holders of the trust preferred securities of such trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of such trust preferred securities.

   A Declaration may be amended from time to time by us and the applicable property trustee and the applicable regular trustees without the consent of the holders of trust preferred securities of the related trust, to:

  (a) cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the applicable Declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of trust preferred securities of the related trust in any material respect; or

  (b) modify, eliminate or add to any provisions to the extent necessary to ensure that the related trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that such trust will not be required to register as an "investment company" under the Investment Company Act.

   Except as provided in the next paragraph, other amendments to a Declaration may be made by us or the securities trustees of the related trust upon:

  (a) approval of the holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities of such trust; and

  (b) receipt by the securities trustee of such trust of an opinion of counsel to the effect that such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from the Investment Company Act.

   Notwithstanding the foregoing, without the consent of each affected holder of the trust securities of the related trust, a Declaration may not be amended to:

  (a) change the amount or timing of any distribution on the trust securities of such trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities of such trust as of a specified date; or

  (b) restrict the right of a holder of the trust securities of such trust to institute suit for the enforcement of any such payment on or after such date.

   In addition, no amendment may be made to a Declaration if the amendment would:

  (a) cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  (b) cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act; or

  (c) impose any additional obligation on us, the property trustee of the related trust or the Delaware trustee of the related trust without its consent.

   Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the trust preferred securities of a trust, the securities trustees of such trust may not:

  (a) direct the time, method and place of conducting any proceeding for any remedy available to the related subordinated indenture trustee or executing any trust or power conferred on the related property trustee with respect to the related series of subordinated debt securities;

  (b) waive any default that is waivable under the subordinated indenture;

  (c) cancel an acceleration of the principal of the related series of subordinated debt securities; or

  (d) consent to any amendment, modification or termination of the subordinated indenture or the related series of subordinated debt securities where such consent is required.

   However, if a consent under the subordinated indenture requires the consent of each affected holder of a series of subordinated debt securities, then the applicable property trustee must obtain the prior consent of each holder of the related trust preferred securities. In addition, before taking any of the foregoing actions, the regular trustees of the related trust must obtain an opinion of counsel stating that the action will not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee of a trust will notify all holders of the trust preferred securities of such trust of any notice of default received from the subordinated indenture trustee with respect to the subordinated debt securities held by such trust.

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

Notices

   Notices to be given to holders of trust preferred securities held in book-entry form will be given to DTC in accordance with its procedures. Notices to be given to holders of trust preferred securities held in definitive form may be given by mail to their addresses set forth in trust records.

Payment and Paying Agency

   With respect to any trust preferred securities held in book-entry form, distributions will be paid to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates in accordance with its procedures. With respect to any trust preferred securities issued in definitive form, distributions will be paid by check mailed to the address of the holder entitled to such payments, as such address appears in trust records. The paying agent of a trust (the "Paying Agent") will initially be the property trustee of such trust. A Paying Agent of a trust may resign upon 30 days written notice to the regular trustees and the property trustee of such trust. In such event, the property trustee of such trust will appoint a successor acceptable to the regular trustees of such trust to act as Paying Agent.

   Persons holding their trust preferred securities in "street name" or indirectly through DTC should consult their banks or brokers for information on how they will receive payments. See "Global Securities--Book- Entry, Delivery and Form" in this prospectus.

   Any money paid to a property trustee or a Paying Agent for payments on trust preferred securities that remains unclaimed at the end of two years after the amount is due will be repaid to us. After that two-year period, you may look only to us for payment of those amounts.

 Business Day

   If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day (unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day). Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date. "Business Day" means any day other than a Saturday, a Sunday, a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or, with respect to such trust, a day on which the corporate trust office of the property trustee of such trust or the subordinated indenture trustee is closed for business.

 Record Date

   A trust will pay distributions to holders of trust preferred securities listed in the trust's records on the record date for the payment. If trust preferred securities are held in book-entry form, the record date will be one Business Day before the relevant distribution date. If trust preferred securities are issued in definitive form, the record date will be the 15th day, whether or not a Business Day, before the relevant distribution date.

 Registrar and Transfer Agent

   The property trustee of a trust will initially act as such trust's agent for registering trust preferred securities of such trust in the names of holders and transferring such trust preferred securities. Such property trustee also will perform the role of maintaining the list of registered holders of trust preferred securities of such trust. Holders will not be required to pay a service charge to transfer or exchange trust preferred securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

Removal and Replacement of Trustees

   Only the holder of trust common securities of a trust has the right to remove, or replace the regular trustees and, prior to an event of default, property and Delaware trustees of the trust. If an event of default occurs, only the holders of trust preferred securities of a trust have the right to remove or replace the property and Delaware trustees. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for such trust.

Information Concerning the Property Trustees

   For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of a Declaration Event of Default under the applicable trust, undertakes to perform only the duties as are specifically set forth in the applicable Declaration and, upon a Declaration event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following a Declaration event of default.

Miscellaneous

   The regular trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  (a) it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

  (b) it will be classified as a grantor trust for United States federal income tax purposes; and

  (c) the subordinated debt securities held by it will be treated as indebtedness of us for United States federal income tax purposes.

   We and the regular trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that we and the regular trustees of the trust determine to be necessary or desirable for such purposes.

   Registered holders of trust preferred securities have no preemptive or similar rights.

   A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

   Each Declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

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

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES OF SEMPRA ENERGY PURCHASED WITH
                          PROCEEDS OF TRUST SECURITIES

   Unless indicated differently in a prospectus supplement, this section describes the terms of the subordinated debt securities issuable to the trusts with the proceeds of trust securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated indenture. We have filed a form of the subordinated indenture with the SEC and you may obtain copies as described under the caption "Where You Can Find More Information" in this prospectus. In this section, references to "we," "our" and "us" mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

   Following the issuance of trust securities by a trust, the trust will use the proceeds of such issuance to purchase a series of subordinated debt securities. The property trustee of such trust will hold legal title to such series of subordinated debt securities in trust for the benefit of the holders of the trust securities of such trust.

   The subordinated indenture will be qualified as an indenture under the Trust Indenture Act. The subordinated indenture trustee will act as indenture trustee for the subordinated debt securities, in order to comply with the provisions of the Trust Indenture Act.

   The subordinated debt securities will not be secured by any of our property or assets. The subordinated debt securities will rank junior in priority of payment to specified existing and future debt and other liabilities of ours which are described below under "--Subordination."

Payments

   We will pay interest to the direct holders of subordinated debt securities listed in our records at the close of business on the record date, as discussed below, in advance of each interest payment date. If a series of subordinated debt securities is distributed in exchange for the trust securities of a trust, we will make payments on such subordinated debt securities in accordance with procedures similar to those described under "Description of the Trust Preferred Securities--Payment and Paying Agency" above.

   Any money paid to the subordinated indenture trustee or any paying agent, or held in trust by us, for payments on any subordinated debt securities, that remains unclaimed at the end of two years after the amount is due will be repaid to us. After that two-year period, a holder of subordinated debt securities may look only to us for payment of those amounts.

 Business Day

   If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day. Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date.

 Record Date

   If subordinated debt securities are held in book-entry form, the record date will be one Business Day before the relevant interest payment date. If subordinated debt securities are held in certificated form, the record date will be the 15th day, whether or not a Business Day, before the relevant interest payment date.

 Deferral Periods

   With respect to any series of subordinated debt securities, as long as no Subordinated Indenture Event of Default with respect to such series has occurred and has not been cured, we will have the right to defer the payment of interest on such series of subordinated debt securities as described in "Description of the Trust Preferred Securities--Distributions" above. During a deferral period, the holders of such series of subordinated debt securities will continue to accrue interest at the stated annual rate of interest for such series, plus will accrue additional interest on each deferred interest payment at such stated annual rates compounded quarterly, from the corresponding interest payment date, to the extent permitted by law. Whenever we use the term "interest" with respect to subordinated debt securities in this prospectus, we are including any of this additional interest.

 Deferral Period Restrictions

   During a deferral period, we and our subsidiaries may not take any of the following actions, except as described below:

  . declare or pay any dividend or other distribution on, redeem, purchase or acquire, or make a liquidation payment on any shares of our capital stock;

  . pay any amount on or repay, redeem or repurchase any debt securities issued by us that rank equally with or junior to the subordinated debt securities; or

  . make any payments under any of our guarantees if such guarantee ranks equally with or junior to the subordinated debt securities and guarantees payments on any debt security of any of our subsidiaries.

   Notwithstanding the foregoing, we may take any of the following actions during a deferral period:

  . declare dividends in, or make any payment in, shares of our common stock;

  . redeem, purchase or acquire our common stock if related to the issuance of common stock under any of our benefit plans for our directors, officers or employees;

  . declare or pay a dividend in connection with any shareholder's rights plan, issue stock under such plan or redeem, repurchase or acquire any rights distributed pursuant to the plan; or

  . make payments under any trust preferred securities guarantee (as described under "Description of the Trust Preferred Securities--Status of Trust Preferred Securities Guarantees" above and under "Description of Trust Preferred Securities Guarantees" below).

 Deferral Period Procedures

   We will give the property trustee and regular trustees of a trust and the subordinated indenture trustee notice of our election to begin a deferral period with respect to a series of subordinated debt securities held by such trust at least one Business Day before the earlier of:

  . the next distribution date for the trust preferred securities of such trust; or

  . the date the regular trustees of such trust are required to give notice of the record date or the distribution date to (1) the New York Stock Exchange or other applicable self-regulatory organization or (2) the holders of the trust preferred securities of such trust.

   The subordinated indenture trustee must notify the holders of a series of subordinated debt securities in the manner described below in "--Notices" of our election to begin a deferral period with respect to such series.

Stated Maturity

   Each series of subordinated debt securities will have a stated maturity. However, we may shorten such stated maturity to an earlier date stated in the applicable prospectus supplement. You should expect that we will exercise this option with respect to a series of subordinated debt securities if, for example, a tax development occurs that prohibits us from deducting interest payments on such series unless such series has a shorter maturity date.

   We also will have the option to extend the stated maturity of any series of subordinated debt securities if:

  . we are not in bankruptcy, insolvent or in liquidation;

  . we are not in default on the payment of interest or principal on such series of subordinated debt securities;

  . the trust which holds such series of subordinated debt securities is not in arrears on payments of distributions on its trust preferred securities;

  . no deferred distributions are accumulated on the trust preferred securities of the trust which holds such series of subordinated debt securities; and

  . the trust preferred securities of the trust which holds such series of subordinated debt securities are rated at least BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Services, Inc., or an equivalent rating by a successor rating agency.

   You should assume that we will exercise our option to extend the stated maturity of a series of subordinated debt securities if we are unable to refinance such subordinated debt securities at a lower interest rate or it is otherwise in our interest to defer the stated maturity of such subordinated debt securities.

 Procedures

   We will pay principal of and any premium on subordinated debt securities at stated maturity, upon redemption or otherwise, upon presentation of subordinated debt securities at the office of the subordinated indenture trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the subordinated debt securities and a place for registration of transfer of the subordinated debt securities in the Borough of Manhattan, The City of New York.

   We will give notice to the subordinated indenture trustee of our selection of a new stated maturity for any series of subordinated debt securities at least 30 days, but not more than 60 days, prior to the effective date of the change. The subordinated indenture trustee will give holders of such subordinated debt securities notice of the new stated maturity promptly upon its receipt of the notice from us. The subordinated indenture trustee will give the notice in the manner described below under "--Notices."

Optional Redemption

   We may redeem any series of subordinated debt securities, at our option, before their stated maturity as follows:

  . at any time on or after the date stated in an applicable prospectus supplement, in whole or in part, provided that no partial redemption may occur during a deferral period with respect to such series of subordinated debt securities; and

  . at any time in whole, but not in part, within 90 days after a Tax Event or an Investment Company Act Event has occurred with respect to such series of subordinated debt securities.

   We will pay the Redemption Price on the Redemption Date to the holders of subordinated debt securities to be redeemed. In this context, "Redemption Price" means the aggregate principal amount of the subordinated debt securities to be redeemed, plus any accrued and unpaid interest on those securities to the Redemption Date. Notwithstanding the foregoing, installments of interest on those securities that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to those securities and the subordinated indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   We will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the series of the subordinated debt securities to be redeemed. Once notice of redemption is mailed, the series of subordinated debt securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. If we elect to redeem all or a portion of a series of subordinated debt securities, that redemption will not be conditional upon receipt by the paying agent or the subordinated indenture trustee of monies sufficient to pay the Redemption Price. See "Description of Debt Securities--Optional Redemption" above.

 Tax Event

   "Tax Event" with respect to any trust means that we receive an opinion of counsel, experienced in such matters, that as a result of any Tax Change (as defined below), there is more than an insubstantial risk that:

  . such trust is, or will be within 90 days after the date of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the series of subordinated debt securities held by such trust;

  . interest payable by us or original issue discount accruing on such subordinated debt securities is not, or within 90 days after the date of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  . such trust is, or will be within 90 days after the date of the opinion, subject to more than a minimal amount of other taxes, duties or governmental charges.

   As used above, "Tax Change" means with respect to any trust any of the following that are enacted, promulgated or announced on or after the date of the prospectus supplement for the trust preferred securities of such trust:

  . amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of the United States; or

  . official administrative pronouncement or judicial decision interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or such trust or subject to review or appeal.

   Please see "Certain United States Federal Income Tax Consequences--Trust Preferred Securities--Possible Tax Law Changes" in this prospectus for a description of certain tax law developments that could result in a Tax Event.

 Investment Company Act Event

   "Investment Company Act Event" means with respect to any trust that we receive an opinion of counsel, experienced in such matters, that as a result of the occurrence of a change in law or regulation, or a written change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority effective on or after the date of the prospectus supplement for the trust preferred securities of such trust, there is more than an insubstantial risk that such trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

 Payment of Additional Sums

   If a Tax Event with respect to any trust is continuing and we do not elect to redeem the series of subordinated debt securities held by such trust or liquidate such trust, we will pay additional amounts, if any, to the holders of such subordinated debt securities so that, notwithstanding any additional taxes, duties or charges imposed on such trust because of a Tax Event, the trust will have sufficient funds to pay the full amount of distributions due on the outstanding trust securities of such trust.

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

 Redemption Procedures

   We will give the holders of the series of subordinated debt securities to be redeemed at least 30 days, but not more than 60 days, notice before the Redemption Date, in the manner described below under "--Notices." Once notice of redemption is mailed, the series of subordinated debt securities called for redemption become due and payable on the Redemption Date and at the redemption price, including accrued and unpaid interest and premium, if any, to the Redemption Date. In all other respects, the procedures for redeeming subordinated debt securities will be similar to those for redeeming trust preferred securities. See "Description of the Trust Preferred Securities-- Redemption--Redemption Procedures" above.

   On the Redemption Date, interest will stop accruing on the series of subordinated debt securities called for redemption. However, if payment of the Redemption Price for any such subordinated debt securities is not made, interest on those subordinated debt securities will continue to accrue to the date the Redemption Price is paid.

Exchange of Trust Preferred Securities for Subordinated Debt Securities

   We will have the right at any time to dissolve a trust. In such event, the applicable property trustee will distribute the series of subordinated debt securities held by such trust to the holders of the trust preferred securities of such trust in exchange for their securities. See "Description of Trust Preferred Securities--Exchange of Trust Preferred Securities for Subordinated Debt Securities" above and procedures relating to such an exchange.

Restrictions on Payments

   If any subordinated debt securities of a series are outstanding, we will be prohibited from taking specified actions described below if:

  (a) an event has occurred that constitutes a Subordinated Indenture Event of Default for such series or, after notice or passage of time, or both, would constitute a Subordinated Indenture Event of Default for such series, and we have knowledge of such event but does not take reasonable steps to cure the default;

  (b) we do not pay any amount due under the trust preferred securities guarantee relating to the trust preferred securities of such trust if such series of subordinated debt securities are held by such trust; or

  (c) we have given notice of our election to begin a deferral period with respect to such series and have not rescinded such notice, or any deferral period with respect to such series is continuing.

   In such event, we may not take any of the following actions, except as described below:

  (a) declare or pay any dividend or other distribution on, redeem, purchase or acquire, or make a liquidation payment on any shares of our capital stock;

  (b) pay any amount on or repay, redeem or repurchase any debt securities issued by us that rank equal with or junior to such series of subordinated debt securities; or

  (c) make any payments under any of our guarantees if such guarantee ranks equal with or junior to such series of subordinated debt securities and guarantees payments on any debt securities of any of our subsidiaries.

   Notwithstanding the foregoing, we may:

  (a) declare dividends in, or make any payment in, shares of our common stock;

  (b) redeem, purchase or acquire our common stock if related to the issuance of common stock under any of our benefit plans for our directors, officers or employees;

  (c) declare or pay a dividend in connection with any shareholder's rights plan, issue stock under such plan or redeem, repurchase or acquire any rights distributed pursuant to the plan; or

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

  (d) make payments under any trust preferred securities guarantee or any other preferred securities guarantee (as described under "Description of Trust Preferred Securities--Status of the Trust Preferred Securities Guarantees" above and "Description of Trust Preferred Securities Guarantees" below).

Events of Default

   A "Subordinated Indenture Event of Default" occurs with respect to a series of subordinated debt securities if:

  (a) we do not pay any interest on any subordinated debt securities of such series within 30 days of the due date, provided that, if we elect to defer an interest payment, the date on which that payment is due will be the date on which we are required to make payment following its deferral;

  (b) we do not pay any principal of or premium on any subordinated debt securities of such series on the due date;

  (c) we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of subordinated debt securities issued under the subordinated indenture) in the subordinated indenture or the subordinated debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the subordinated indenture trustee or registered holders of at least 25% of the principal amount of the outstanding subordinated debt securities of such series; or

  (d) we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur.

Remedies

 Acceleration

   If a Subordinated Indenture Event of Default occurs and is continuing with respect to the subordinated debt securities of a series, then either the subordinated indenture trustee or the registered holders of at least 25% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount of all such subordinated debt securities, together with accrued and unpaid interest thereon, to be due and payable immediately.

 Rescission of Acceleration

   After the declaration of acceleration has been made with respect to a series of subordinated debt securities and before the subordinated indenture trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

  (a) we pay or deposit with the subordinated indenture trustee a sum sufficient to pay:

    (1) all overdue interest on the subordinated debt securities of such series, other than interest which has become due by declaration of acceleration;

    (2) the principal of and any premium on the subordinated debt securities of such series which have become due otherwise than by the declaration of acceleration and overdue interest on these amounts;

    (3) interest on overdue interest, other than interest which has become due by declaration of acceleration, on the subordinated debt securities of such series to the extent lawful;

    (4) all amounts due to the subordinated indenture trustee under the subordinated indenture; and

  (b) all Subordinated Indenture Events of Default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the subordinated indenture.

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

   For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

   If a Subordinated Indenture Event of Default with respect to a series of subordinated debt securities occurs and is continuing, the registered holders of a majority in principal amount of the outstanding subordinated debt securities of such series, voting as a single class, without regard to the holders of outstanding subordinated debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

  (a) conducting any proceeding for any remedy available to the subordinated indenture trustee with respect to the subordinated debt securities of such series; and

  (b) exercising any trust or power conferred on the subordinated indenture trustee with respect to the subordinated debt securities of such series.

   These rights of registered holders to give directions are subject to the following limitations:

  (a) the registered holders' directions do not conflict with any law or the subordinated indenture; and

  (b) the direction is not unduly prejudicial to the rights of holders of subordinated debt securities of such series who do not join in that action.

   The subordinated indenture trustee may also take any other action it deems proper which is consistent with the registered holders' direction.

   In addition, the subordinated indenture provides that no registered holder of subordinated debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or for the appointment of a receiver or for any other remedy thereunder unless:

  (a) that registered holder has previously given the subordinated indenture trustee written notice of a continuing Subordinated Indenture Event of Default with respect to such series;

  (b) the registered holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of such series have made written request to the subordinated indenture trustee to institute proceedings in respect of that Subordinated Indenture Event of Default and have offered the subordinated indenture trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

  (c) for 60 days after receipt of the notice, the subordinated indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the subordinated indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding subordinated debt securities of such series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of subordinated debt securities.

   However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

   The subordinated indenture trustee is required to give the registered holders of subordinated debt securities notice of any default under the subordinated indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under "--Events of Default," no notice shall be given to the registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the subordinated indenture trustee to withhold notices of default (except for certain payment defaults) if the subordinated indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

   We will furnish the subordinated indenture trustee with an annual statement as to our compliance with the conditions and covenants in the subordinated indenture.

Waiver of Default and of Compliance

   The registered holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series, voting as a single class, without regard to the holders of outstanding subordinated debt securities of any other series, may waive, on behalf of all registered holders of the subordinated debt securities of such series, any past default under the subordinated indenture, except a default in the payment of principal, premium or interest on any subordinated debt securities of such series, or with respect to compliance with certain provisions of the subordinated indenture that cannot be amended without the consent of the registered holder of each outstanding trust preferred security of the trust which holds such series of subordinated debt securities.

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

   We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our properties and assets as an entirety or substantially as an entirety to any entity, unless:

  (a) either we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our properties and assets, as an entirety or substantially as an entirety, is a corporation is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the subordinated debt securities and the performance of all of our covenants under the subordinated indenture; and

  (b) immediately after giving effect to the transaction, no Subordinated Indenture Event of Default, and no event which after notice or lapse of time or both would become a Subordinated Indenture Event of Default, has or will have occurred and be continuing.

   In addition to these conditions, the successor entity must assume all of our obligations with respect to the trust preferred securities guarantees, and such transaction must be permitted under, and not give rise to any violation of, any Declaration or any trust preferred securities guarantee.

   Neither the subordinated indenture nor the trust preferred securities guarantees contain any financial or other similar restrictive covenants.

Modification of Subordinated Indenture

   Without Registered Holder Consent. Without the consent of any registered holders of any subordinated debt securities which may in the future be issued under the subordinated indenture, we, and the subordinated indenture trustee, may enter into one or more supplemental indentures for any of the following purposes:

  (a) to evidence the succession of another entity to us; or

  (b) to add one or more covenants for the benefit of the holders of all or any series of subordinated debt securities, or to surrender any right or power conferred upon us; or

  (c) to add any additional events of default for all or any series of subordinated debt securities; or

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

  (d) to change or eliminate any provision of the subordinated indenture so long as the change or elimination does not apply to any subordinated debt securities entitled to the benefit of such provision or to add any new provision to the subordinated indenture (in addition to the provisions which may otherwise be added to the subordinated indenture pursuant to the other clauses of this paragraph) so long as the addition does not apply to any outstanding subordinated debt securities; or

  (e) to provide security for the subordinated debt securities of any series;
      or

  (f) to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture; or

  (g) to evidence and provide for the acceptance of appointment of a separate or successor subordinated indenture trustee; or

  (h) to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of subordinated debt securities that do not adversely affect the interests of the holders of that series of subordinated debt securities in any material respect.

   With Registered Holder Consent. Subject to the following sentence, we and the subordinated indenture trustee may, with some exceptions, amend or modify the subordinated indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the subordinated debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding subordinated debt security affected thereby:

  (a) change the stated maturity of the principal or interest on any subordinated debt security or reduce the principal amount, interest or premium payable, or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

  (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver;

  (c) modify certain of the provisions in the subordinated indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

  (d) modify any provisions relating to subordination or the definition of "senior debt" in a manner adverse to the holders of the subordinated debt securities of any series.

   A supplemental indenture which changes or eliminates any provision of a subordinated indenture expressly included solely for the benefit of holders of subordinated debt securities of one or more particular series will be deemed not to affect the interests under the subordinated indenture of the holders of subordinated debt securities of any other series. However, any amendment that adversely affects the holders of any series of trust preferred securities in any material respect, as well as any termination of the subordinated indenture and any waiver of a Subordinated Indenture Event of Default with respect to any series of subordinated debt securities, will require the consent of the holders of a majority in liquidation amount of each series of trust preferred securities affected thereby.

Subordination

   The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that, upon:

  (a) any distribution of our assets upon our dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

  (b) acceleration of the maturity of any subordinated debt securities; or

  (c) a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

  (d) acceleration of the maturity of any senior debt as a result of a default,

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

the holders of all of our senior debt will be entitled to receive:

  (1) in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt; and

  (2) in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or
(d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead by paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

   "senior debt" means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

  (a) all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money or other obligations for money borrowed;

  (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, contingent or otherwise; and

  (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities.

   Due to the subordination, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the subordinated indenture.

   The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantees do not limit our or any of our subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the subordinated debt securities and the trust preferred securities guarantees. We expect that we and our subsidiaries will incur substantial additional amounts of indebtedness in the future.

Defeasance

   The subordinated indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be discharged from our obligations, with some exceptions, with respect to any series of subordinated debt securities, which we refer to as "defeasance."

   One condition we must satisfy is the irrevocable deposit with the subordinated trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those subordinated debt securities on the maturity dates of the payments or upon redemption.

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

   In addition, we will be required to deliver an opinion of counsel to the effect that a holder of subordinated debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the subordinated indenture.

Satisfaction and Discharge

   The subordinated indenture will cease to be of further effect with respect to any series of subordinated debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the subordinated indenture, except as noted below, when:

  (a) all outstanding subordinated debt securities of such series have become due or will become due within one year at their stated maturity or on a Redemption Date; and

  (b) we deposit with the subordinated indenture trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding subordinated debt securities of such series.

   We will remain obligated to pay all other amounts due under the subordinated indenture and to perform certain ministerial tasks as described in the subordinated indenture.

Resignation and Removal of the Trustee; Deemed Resignation

   The subordinated indenture trustee with respect to any series of subordinated debt securities may resign at any time by giving written notice to us. The subordinated indenture trustee may also be removed with respect to the subordinated debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding subordinated debt securities of such series. No resignation or removal of the subordinated indenture trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the subordinated indenture. Under certain circumstances, we may appoint a successor trustee with respect to any series of subordinated debt securities and if the successor trustee accepts, the subordinated indenture trustee will be deemed to have resigned.

Notices

   Notices to be given to holders of subordinated debt securities held in certificated form may be given by mail to their addresses as set forth in our records. Notices to be given to holders of subordinated debt securities held in book-entry form will be given to DTC in accordance with its procedures.

Governing Law

   The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

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

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

General

   We will execute a trust preferred securities guarantee ("preferred securities guarantee"), which benefits the holders of trust preferred securities, at the time that a trust issues those trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee ("guarantee trustee") under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act.

   The guarantee trustee will hold each preferred securities guarantee for the benefit of the trust preferred securities holders of the applicable trust.

   We will irrevocably agree, as described in each preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by the applicable trust, the preferred securities guarantee payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust ("guarantee payments"), will be covered by the applicable preferred securities guarantee:

  (a) any accrued and unpaid distributions required to be paid on the applicable trust preferred securities, to the extent that the trust has funds available to make the payment;

  (b) the redemption price, to the extent that the trust has funds available to make the payment; and

  (c) upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the trust preferred securities or the redemption of all the trust preferred securities), the lesser of:

    (1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

    (2) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust.

   Our obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to pay the amounts to the holders.

   No single document executed by us relating to the issuance of trust preferred securities will provide for its full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the subordinated indenture, the applicable series of subordinated debt securities and the applicable preferred securities guarantee and related Declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its trust preferred securities.

Status of the Preferred Securities Guarantees

   Each preferred securities guarantee will constitute our unsecured obligation and will rank:

  (a) subordinate and junior in right of payment to all of our other liabilities (except any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates);

  (b) equal with any guarantee now or hereafter issued by us in respect of the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

  (c) senior to our common stock.

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

   Each Declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the preferred securities guarantee. Each preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the preferred securities guarantee without first suing any other person or entity). A preferred securities guarantee will not be discharged except by payment of the preferred securities guarantee payments in full to the extent not previously paid or upon distribution to the applicable trust preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

Amendments and Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of a series of trust preferred securities in any material respect (in which case no consent of the holders will be required), a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities (excluding any trust preferred securities held by us or any of our affiliates). A description of the way to obtain any approval is described under "Description of Trust Preferred Securities--Voting Rights; Amendment of Declaration." All guarantees and agreements contained in a preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Preferred Securities Guarantee Events of Default

   An event of default under a preferred securities guarantee occurs if we fail to make any of our required payments or perform our obligations under the preferred securities guarantee.

   The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each preferred securities guarantee (excluding any trust preferred securities held by us or any of our affiliates) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

Information Concerning the Guarantee Trustees

   The guarantee trustee under a preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After such a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the applicable preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

   Each preferred securities guarantee will terminate once the applicable trust preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of the trust preferred securities. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Governing Law

   The preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

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

Relationship Among Trust Preferred Securities, Preferred Securities Guarantees and Subordinated Debt Securities Held By Each Trust

   Payments of distributions and redemption and liquidation payments due on each series of trust preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by us to the extent described under "Description of Trust Preferred Securities Guarantees." No single document executed by us in connection with the issuance of any series of trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the applicable preferred securities guarantee, Declaration, subordinated indenture and subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its trust preferred securities.

   As long as we makes payments of interest and other payments when due on the subordinated debt securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that trust, primarily because:

  (a) the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and common securities;

  (b) the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  (c) we shall pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its trust preferred securities (and we have agreed to guarantee such payment); and

  (d) each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of such trust.


   If and to the extent that we do not make payments on the related subordinated debt securities, a trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders of such trust preferred securities will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, holders of such trust preferred securities may directly sue us or seek other remedies to collect their pro rata share of payments owed. If holders of such trust preferred securities sue us to collect payment, then we will assume their rights as a holder of trust preferred securities under such trust's Declaration to the extent we make a payment to them in any legal action.

   A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the applicable preferred securities guarantee without first suing the applicable guarantee trustee, the trust which issued the trust preferred security or any other person or entity.

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

                               GLOBAL SECURITIES

Book-Entry, Delivery and Form

   Unless the company issuing the debt securities or trust preferred securities (the "securities") indicates differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, DTC, New York, New York, as Depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the Depositary to its nominee or by the nominee to the Depositary, or by the Depositary or its nominee to a successor Depositary or to a nominee of the successor Depositary.

   DTC has advised each of the issuing companies that it is:

  . a limited-purpose trust company organized under the New York Banking Law;

  . a "banking organization" within the meaning of the New York Banking Law;

  . a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform
    Commercial Code; and

  . a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

   DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

   To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

   So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the Depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

   Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

   In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

   So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

   Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

   Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

   The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

   DTC is under no obligation to provide its services as Depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

   As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  . DTC notifies the company issuing such securities that it is unwilling or unable to continue as a Depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor Depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  . the company issuing a particular series of the securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or

  . an Event of Default under the indenture has occurred and is continuing with respect to such securities,

the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the Depositary directs. It is expected that these directions will be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the global securities.

   Each company has obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but each such company does not take responsibility for the accuracy of this information.

Registration of Subordinated Debt Securities

   The subordinated debt securities initially will be issued in certificated form and registered in the name of the applicable property trustee. If in the future any subordinated debt securities are distributed to holders of trust preferred securities in exchange for trust preferred securities and at that time such trust preferred securities are represented by a global security, the subordinated debt securities would also be represented by a global security. In this event, we expect that the book-entry arrangements applicable to such subordinated debt securities would be similar to those applicable to the trust preferred securities.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our securities is based upon the following materials, all as of the date hereof:

  . the Internal Revenue Code;

  . current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  . the legislative history of the Internal Revenue Code;

  . current administrative interpretations and practices of the Internal
    Revenue Service; and

  . court decisions.

Legislation, judicial decisions or administrative changes may be forthcoming that could affect the accuracy of the statements included in this summary, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax treatment of the securities. The statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the statements contained in this discussion will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were to be challenged by the Internal Revenue Service.

   You are urged to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale or other disposition of the securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences and potential changes in the tax laws.

   Scope of Discussion. This general discussion of certain United States federal income and estate tax consequences applies to you if you acquire the securities at original issue for cash and hold the securities as a "capital asset," generally, for investment, under section 1221 of the Internal Revenue Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the securities. For example, special rules not discussed here may apply to you if you are:

  . a broker-dealer, a dealer in securities or a financial institution;

  . an S corporation;

  . a bank;

  . a thrift;

  . an insurance company;

  . a tax-exempt organization;

  . subject to the alternative minimum tax provisions of the Internal Revenue
    Code;

  . holding the securities as part of a hedge, straddle or other risk reduction or constructive sale transaction;

  . a person with a "functional currency" other than the United States dollar; or

  . a United States expatriate.

This discussion only represents our best attempt to describe certain United States federal tax consequences that may apply to you based on current United States federal tax law. This discussion may, in the end, inaccurately describe the United States federal tax consequences which are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service or any court may disagree with this discussion.

   This summary may not cover your particular circumstances because it does not consider foreign, state, local or other tax rules, disregards certain federal tax rules, and does not describe future changes in federal tax rules. Please consult your tax advisor rather than relying on this general description.

   Definition of United States Holder. You are a "United States holder" if you hold securities and you are:

  . an individual citizen or resident of the United States;

  . a corporation organized under the laws of the United States, any state or the District of Columbia;

  . an estate the income of which is subject to United States federal income tax without regard to its source;

  . a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person; or

  . otherwise subject to United States federal income tax on your worldwide income on a net income basis.

A "Non-United States holder" is a holder of securities that is not a United States holder. Each of the discussions set forth below states whether it addresses certain United States tax consequences applicable to United States holders or Non-United States holders.

Debt Securities

   This summary addresses only the tax consequences to a holder that acquires debt securities (for purposes of this discussion, the "notes") upon their original issue date at their original offering price.

United States Holders

   Taxation of Stated Interest. You must generally include interest on the notes in your federal taxable income as ordinary income:

  . when it accrues, if you use the accrual method of accounting for United
    States federal income tax purposes; or

  . when you receive it, if you use the cash method of accounting for United
    States federal income tax purposes.

   Original Issue Discount. Original Issue Discount ("OID") with respect to a note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

   The amount of OID with respect to a note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of OID with respect to a note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount of a principal payment that will be included equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

   Otherwise, United States holders of notes with OID generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States holder's tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

   In general, the amount of OID you would include in your income is the sum of the daily portions of OID with respect to the note for each day during the taxable year (or portion of the taxable year) on which you held such note. The "daily portion" of OID on any note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between:

  (1) the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period, and

  (2) the amount of any qualified stated interest payments allocable to such accrual period.

   The "adjusted issue price" of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the note that were not qualified stated interest payments. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

   Sale or Other Taxable Disposition of the Notes. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss generally equals the difference between the amount you receive for the note in cash or other property, valued at fair market value, minus the amount attributable to accrued interest on the note, minus your adjusted tax basis in the note. Your initial tax basis in a note equals the price you paid for the note.

   Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income. The maximum rate of tax on long term capital gain on most capital assets held by an individual is 20%. The deductibility of capital losses is subject to limitations.

Non-United States Holders

   The following general discussion is limited to certain United States federal income and estate tax consequences relevant to a Non-United States holder.

   Taxation of Stated Interest--Portfolio Interest Exemption. You will generally not have to pay United States federal income tax on interest paid on the notes because of the "portfolio interest exemption" if either:

  . you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed Internal Revenue Service Form W-8BEN, or a suitable substitute form, signed under penalties of perjury; or

  . a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf, certifies to us or our agent under penalties of perjury that it has received the appropriate certification form from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status may have to be provided by partners, owners or beneficiaries of such entities. In addition, special rules apply to qualified intermediaries that enter into a withholding agreement with the Internal Revenue Service, and such intermediaries generally are not required to forward the certification forms received from you. A holder of notes will not, however, qualify for the portfolio interest exemption described above if:

  (1) it does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our voting stock;

   (2) it is not a controlled foreign corporation that is related to us through stock ownership; and

  (3) either (A) it certifies, under penalty of perjury, that it is not a United States holder and provides its name and address on a Form W-8BEN or suitable substitute form, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds notes in such capacity, certifies to us, under penalty of perjury, that it has received such statement from the beneficial owner or from another entity described in (B) between it and the beneficial owner and furnishes us with a copy thereof. Treasury Regulations that are generally effective with respect to payments after December 31, 2000 provide that in the case of notes held by a foreign partnership, this certification must be provided by the partners rather than by the foreign partnership and the partnership must provide certain information, including a United States taxpayer identification number. For purposes of this certification, a look-through rule would apply in the case of tiered partnerships.

   Taxation of Stated Interest--Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim or do not qualify for the benefit of the portfolio interest exemption, a 30% withholding tax may apply to interest payments made on the notes. You may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. If the Non-United States holder is claiming a benefit under an income tax treaty and not relying on the portfolio interest exemption, the holder should be aware that the holder may be required to obtain a taxpayer identification number and to certify the holder's eligibility under the applicable treaty's limitations on benefits article in order to comply with the new withholding regulations' certification requirements.

   In addition, if the payments of interest on a note are effectively connected with your conduct of a trade or business in the United States, the payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally, and, if you are a corporate holder, you may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, those payments will not be subject to United States withholding tax so long as you provide us or our agent with a properly executed Internal Revenue Service Form W-8ECI.

   Sale or Other Disposition of the Notes. A Non-United States holder of notes will generally not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, redemption, retirement, or other disposition of a note (other than gain attributable to accrued interest, which is addressed in the preceding paragraph) unless:

  . the Non-United States holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States; or

  . the Non-United States holder is subject to tax under provisions of United
    States tax law applicable to United States expatriates, including former citizens or residents of the United States.

   United States Federal Estate Taxes. If you qualify for the portfolio interest exemption under the rules described above when you die, the notes will not be included in your estate for United States federal estate tax purposes, unless the income on the notes is effectively connected with your conduct of a trade or business in the United States.

Trust Preferred Securities

   This summary addresses only the tax consequences to a United States holder that acquires trust preferred securities on their original issue date at their original offering price.

General

   Classification of the Subordinated Debt Securities and the Trust. We, the trusts and the holders of the trust preferred securities (by the acceptance of a beneficial interest in a trust preferred securities) have agreed to treat the subordinated debt securities as indebtedness for all United States tax purposes and the trust preferred securities as evidence of an indirect beneficial ownership interest in the subordinated debt securities. Given such treatment and assuming full compliance with the terms of the related Declaration, the applicable indenture and certain other documents, each trust will be treated as a "grantor trust" and not as an association taxable as a corporation and the subordinated debt securities will be treated as indebtedness for United States federal income tax purposes. As a result, each beneficial owner of trust preferred securities will be required to include in its gross income its pro rata share of the interest income, including OID, paid or accrued with respect to the subordinated debt securities, whether or not cash is actually distributed to the holders. See "--Interest Income and Original Issue Discount" below.

   Interest Income and Original Issue Discount. Under Treasury Regulations applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether the debt instrument is issued with OID. As a result of terms and conditions of the subordinated debt securities that prohibit certain payments with respect to our capital stock and indebtedness if we elect to defer interest payment periods, we believe that the likelihood of our exercising our option to defer payments is remote. See "Description of Trust Preferred Securities--Distributions." Based on the foregoing, we believe that the subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, the following discussion assumes that unless and until we exercise our option to defer any payment of interest, the subordinated debt securities will not be treated as issued with OID.

   Under the Treasury Regulations, if we exercise our option to defer any payment of interest, the subordinated debt securities would at that time be treated as issued with OID, and all stated interest on the subordinated debt securities would thereafter be treated as OID as long as the subordinated debt securities remained outstanding. In this event, all of a holder's taxable interest income with respect to the subordinated debt securities would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting. Consequently, a holder would be required to include OID in gross income even though we would not make any actual cash payments during a deferral period and actual distributions of stated interest would not be reported as taxable income.

   The Treasury Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation described above.

   Because income on the trust preferred securities will constitute interest or OID, corporate United States holders of the trust preferred securities will not be entitled to a dividends-received deduction with respect to any income taken into account with respect to the trust preferred securities.

   Subsequent uses of the term "interest" in this summary include income in the form of OID.


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

   Distribution of Subordinated Debt Securities to Holders of Trust Preferred Securities Upon Liquidation of the Trust. A distribution by a trust of the subordinated debt securities as described under the caption "Description of Trust Preferred Securities--Exchange of Trust Preferred Securities for Subordinated Debt Securities" will be nontaxable. This distribution will result in the holder of trust preferred securities receiving directly its pro rata share of the subordinated debt securities, with a holding period and aggregate tax basis equal to the aggregate tax basis the holder had in its trust preferred securities before the distribution.

   If, however, the liquidation of a trust were to occur because the trust is subject to United States federal income tax with respect to income accrued or received on the subordinated debt securities, the distribution of subordinated debt securities to a holder of trust preferred securities would be a taxable event to the trust and each holder of trust preferred securities, and each such holder would recognize gain or loss as if the holder had exchanged its trust preferred securities for the subordinated debt securities upon liquidation of the trust. A holder of trust preferred securities will include interest in income in respect of subordinated debt securities received from the trust in the manner described above under "--Interest Income and Original Issue Discount."

   Sale or Redemption of Trust Preferred Securities. A holder that sells trust preferred securities, including through a redemption for cash, will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the trust preferred securities and the amount realized on the sale of such trust preferred securities. Assuming that we do not defer interest payments on the subordinated debt securities, a holder's adjusted tax basis in the trust preferred securities generally will be such holder's initial purchase price. If the subordinated debt securities are deemed to be issued with OID as a result of our deferral of interest payments, a holder's adjusted tax basis in the trust preferred securities generally will be such holder's initial purchase price, increased by OID previously includible in such United States holder's gross income to the date of disposition and decreased by distributions or other payments received on the trust preferred securities from, and including, the date of the first deferral period.

   This gain or loss generally will be a capital gain or loss, except to the extent any amount realized is treated as a payment of accrued interest with respect to such holder's pro rata share of the subordinated debt securities required to be included in income, and generally will be long-term capital gain or loss if the trust preferred securities have been held for more than one year. Long-term capital gain of a non-corporate holder is generally subject to a maximum tax rate of 20%.

   If we defer any interest payment on the subordinated debt securities, the trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the subordinated debt securities. A holder who sells trust preferred securities between record dates for payments of distributions will be required to include accrued but unpaid interest on the subordinated debt securities through the date of disposition as ordinary income and to add the amount of the accrued but unpaid interest to the holder's adjusted tax basis in the trust preferred securities. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, a holder cannot offset ordinary income against capital losses for United States federal income tax purposes.

   Possible Law Change. You should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the subordinated debt securities. While legislation of that kind is not currently pending, the trusts can give no assurance that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date of this prospectus that would adversely affect the tax treatment of the subordinated debt securities or the applicable trust. Changes of that kind also could give rise to a Tax Event.

Common Stock and Preferred Stock

   This summary addresses only the tax consequences to a Non-United States holder that acquires common stock or preferred stock upon its original issue date at their original offering price. For purposes of this discussion, common stock and preferred stock shall be referred to as "stock."

   Dividends. If you are a Non-United States holder of our stock, dividends paid to you will generally be subject to withholding of United States federal income tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty. Under United States Treasury Regulations, a Non-United States holder must satisfy certification requirements in order to claim the benefit of a lower treaty rate. In addition, after December 31, 2000, if the Non-United States holder is a partner in a foreign partnership, the holder, as well as the foreign partnership, must satisfy the certification requirements, and the partnership must provide certain information, including a taxpayer identification number. A look through rule will apply in the case of tiered partnerships.

   A Non-United States holder of stock that is eligible for a reduced rate of United States withholding tax under a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the Internal Revenue Service.

   If the dividends are effectively connected with a Non-United States holder's conduct of a trade or business within the United States, and, if an income tax treaty applies, are attributable to a United States permanent establishment of the Non-United States holder in the United States, then dividends paid to a Non-United States holder will generally not be subject to withholding tax, provided that the Non-United States holder complies with applicable certification and disclosure requirements. Instead, the effectively connected dividends will be subject to United States federal income tax in the same manner as dividends paid to United States citizens, resident aliens and domestic United States corporations. Any effectively connected dividends received by a corporate Non-United States holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or a lower rate as may be specified by an applicable income tax treaty.

   Gain on Disposition of Stock. A Non-United States holder generally will not be required to pay United States federal income tax with respect to gain recognized on a sale or other disposition of stock unless one of the following conditions is satisfied:

  . the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States by the Non-United States holder;

  . in the case of a Non-United States holder who is an individual and holds the stock as a capital asset, the holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States;

  . we are or have been a "United States real property holding corporation" for United States federal income tax purposes; or

  . the Non-United States holder is required to pay tax under certain provisions of the Internal Revenue Code applicable to United States expatriates.

   Individual Non-United States holders described in the first bullet point above will be required to pay tax on the net gain derived from the sale of our stock at the regular graduated United States federal income tax rates. Individual Non-United States holders described in the second bullet point above will be subject to a 30% tax on the gain derived from the sale or other disposition of our stock, which may be offset by United States source capital losses (even though the Non-United States holder is not considered a resident of the United States). Amounts received by corporate Non-United States holders described in the first bullet point above may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or a lower rate as may be specified by an applicable income tax treaty.

   We believe we are not currently, and do not anticipate becoming, a "United States real property holding corporation" for United States federal income tax purposes. If we were to become a "United States real property holding corporation," gain recognized by a Non-United States holder would not be subject to

United States tax if the Non-United States holder were eligible for a treaty exemption or if the shares were considered to be "regularly traded on an established securities market," and the Non-United States holder did not hold, directly or indirectly, at any time during the shorter of the periods described above, more than 5% of our stock.

   United States Federal Estate Tax Consequences. Stock held by an individual Non-United States holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Debt Securities and Trust Preferred Securities

   United States Holders. A 31% backup withholding tax may apply when you receive interest payments on trust preferred securities or notes or proceeds upon the sale or other disposition of such securities. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the 31% backup withholding tax will not apply to you if you provide your social security or other taxpayer identification number in the prescribed manner unless:

  . the Internal Revenue Service notifies us or our agent that the taxpayer identification number you provided is incorrect;

  . you fail to report interest and dividend payments that you receive on your tax return and the Internal Revenue Service notifies us or our agent that withholding is required; or

  . you fail to certify under penalties of perjury that backup withholding does not apply to you.

   If the 31% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide required information to the Internal Revenue Service. United States holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

   For certain noncorporate holders, we will be required to furnish annually to the Internal Revenue Service and to those holders information relating to the amount of interest paid on the trust preferred securities or notes, and that information reporting may also apply to payments to those holders of proceeds from the sale of such securities.

   Non-United States Holders. A 31% backup withholding tax may apply when you receive interest payments on trust preferred securities or notes or proceeds upon the sale or other disposition of such securities. However, United States information reporting requirements and backup withholding tax will not apply to payments on trust preferred securities or notes if the beneficial owner (1) certifies its non-United States status under penalties of perjury and, for payments made after December 31, 2000, also satisfies documentary evidence requirements for establishing that it is a non-United States person, or (2) otherwise establishes an exemption.

   Backup withholding tax will not apply to the payment of the proceeds of the sale of trust preferred securities or notes effected outside the United States by a foreign office of any broker. Information reporting requirements will not apply to any payment of the proceeds of the sale of trust preferred securities or notes effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States; is not a controlled foreign corporation for United States federal income tax purposes; and for payments made after December 31, 2000, is not a foreign partnership that, at any time during its taxable year is 50% or more, by income or capital interest, owned by United States holders or is engaged in the conduct of a United States trade or business. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a non-United States person and other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

   Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of trust preferred securities or notes by the United States office of a broker, unless the beneficial owner certifies its non-United States person status under penalties of perjury or otherwise establishes an exemption.

   For payments made after December 31, 2000, for purposes of applying the above rules for Non-United States holders to an entity that is treated as fiscally transparent, e.g., a partnership or trust, the beneficial owner means each of the ultimate beneficial owners of the entity.

Common Stock and Preferred Stock

   Non-United States Holders. We must report annually to the United States Internal Revenue Service and to each Non-United States holder the amount of dividends paid to, and the tax withheld with respect to, any holder, regardless of whether any tax was actually withheld. This information may also be made available to the tax authorities in the Non-United States holder's country of residence.

   Under current law, United States information reporting requirements, other than reporting of dividend payments for purposes of the withholding tax noted above, and backup withholding tax generally will not apply to dividends paid to Non-United States holders that are either subject to the 30% withholding discussed above or that are not subject to withholding because an applicable tax treaty reduces or eliminates the withholding. Otherwise, backup withholding of United States federal income tax at a rate of 31% may apply to dividends paid with respect to stock to holders that are not "exempt recipients" and that fail to provide certain information including the holder's United States taxpayer identification number.

   Prior to December 31, 2000, unless the payor of dividends had actual knowledge that the payee was a United States person, the payor generally could treat dividend payments to a payee with a foreign address as exempt from information reporting and backup withholding. However, dividend payments made after December 31, 2000 generally will be subject to information reporting and backup withholding unless applicable certification requirements are satisfied.

   In general, United States information reporting and backup withholding requirements also will not apply to the payment of sales proceeds where the transaction is effected through an office outside the United States of a Non-United States broker. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if made outside the United States, through an office of a broker that is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation for United States federal income tax purposes, or (iv) in the case of payments made after December 31, 2000, a foreign partnership with certain connections to the United States, unless the broker has documentary evidence in its records that the holder or beneficial owner is a Non-United States holder and that certain conditions are met, or the holder or beneficial owner otherwise establishes an exemption, in each case unless such broker has documentary evidence in its files of the holder's non-United States status and has no actual knowledge to the contrary or unless the holder establishes an exemption. Payment of the proceeds of the sale of stock to or through a United States office of a broker is currently subject to both United States backup withholding and information reporting unless the holder certifies its Non-United States holder status under penalties of perjury or otherwise establishes an exemption.

   Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are generally allowable as a refund or credit against a Non-United States holder's federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

   These withholding regulations are complex and this summary does not completely describe them. Please consult your tax advisor to determine how these withholding regulations will apply to you in light of your particular circumstances.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated in this prospectus from Sempra Energy's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 VALIDITY OF THE SECURITIES AND THE GUARANTEES

   Latham & Watkins, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the securities and the guarantees on behalf of Sempra Energy. Gary Kyle, Esq., Chief Corporate Counsel of Sempra Energy, will pass upon the validity of the securities and the guarantees. Richards, Layton & Finger, P.A., special Delaware counsel to Sempra Energy and the trusts, will pass upon certain matters of Delaware law relating to the validity of the preferred securities. Brown & Wood LLP, San Francisco, California, will pass upon the validity of the securities and the guarantees for any underwriters or agents.

                              PLAN OF DISTRIBUTION

   We may sell the securities described in this prospectus from time to time in one or more transactions

  (a) to purchasers directly;

  (b) to underwriters for public offering and sale by them;

  (c) through agents;

  (d) through dealers; or

  (e) through a combination of any of the foregoing methods of sale.

   We may distribute the securities from time to time in one or more transactions at:

  (a) a fixed price or prices, which may be changed;

  (b) market prices prevailing at the time of sale;

  (c) prices related to such prevailing market prices; or

  (d) negotiated prices.

 Direct Sales

   We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

 To Underwriters

   The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

   Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

   Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

 Through Agents and Dealers

   We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

   If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

   If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

   The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

   Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

   Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission registration fee............ $  264,000
     Printing expenses..............................................    150,000
     Trustee fees and expenses......................................     75,000
     Legal fees and expenses........................................    100,000
     Accounting fees and expenses...................................    250,000
     Blue Sky fees and expenses.....................................     50,000
     Rating Agency fees.............................................    250,000
     Miscellaneous..................................................     30,000
                                                                     ----------
       Total........................................................ $1,169,000
                                                                     ==========

--------
All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

   Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra Energy Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the Sempra Energy Global Enterprises Articles of Incorporation, as amended, and Amended and Restated Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Sempra Energy shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Sempra Energy and Sempra Energy Global Enterprises have indemnification agreements with each of their officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra Energy and Sempra Energy Global Enterprises maintain liability insurance and are also insured against loss for which they may be required or permitted by law to indemnify their directors and officers for their related acts.

   The directors and officers of Sempra Energy and Sempra Energy Global Enterprises are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra Energy or Sempra Energy Global Enterprises.

   Each Declaration of Trust of Sempra Energy Capital Trust II and Sempra Energy Capital Trust III provides that the sponsor of each such trust indemnifies and holds harmless each of its respective trustee, affiliates of any trustee or any officers, directors, partners, employees, representatives or agents of any trustee to the fullest extent permitted by applicable law, subject to certain limitations.

Item 16. Exhibits.

 1.1 Form of Underwriting Agreement (Trust Preferred Securities--Sempra Energy
      Capital Trust II and Sempra Energy Capital Trust III).

 1.2 Form of Underwriting Agreement (Debt Securities--Sempra Energy).

 1.3 Form of Underwriting Agreement (Debt Securities--Sempra Energy Global
      Enterprises).

 1.4 Form of Underwriting Agreement (Equity Securities--Sempra Energy).

 3.1 Amended and Restated Articles of Incorporation of Sempra Energy
      (Incorporated by reference from the Registration Statement on Form S-3
      File No. 333-51309 dated April 29, 1998 (Exhibit 3.1)).

  3.2  Amended and Restated Bylaws of Sempra Energy effective May 26, 1998
        (Incorporated by reference from the Registration Statement on Form S-8
        File No. 333-56161 dated June 5, 1998 (Exhibit 3.2)).

  3.3  Articles of Incorporation of Sempra Energy Global Enterprises.

  3.4  Bylaws of Sempra Energy Global Enterprises.

  3.5  Certificate of Trust of Sempra Energy Capital Trust II.

  3.6  Certificate of Trust of Sempra Energy Capital Trust III.

  4.1 Indenture for Senior Debt Securities (Sempra Energy) (Incorporated by reference from the Current Report on Form 8-K filed February 22, 2000
        (Exhibit 4.1)).

  4.2 Indenture for Subordinated Debt Securities (Sempra Energy) (Incorporated by reference from the Current Report on Form 8-K filed February 18, 2000 (Exhibit 4.1)).

  4.3  Form of Indenture for Senior Debt Securities (Sempra Energy Global
        Enterprises).

  4.4  Form of Senior Note--Sempra Energy (included in Exhibit 4.1).

  4.5  Form of Subordinated Note--Sempra Energy (included in Exhibit 4.2).

  4.6  Form of Senior Note--Sempra Energy Global Enterprises (included in
        Exhibit 4.3).

  4.7  Form of Trust Preferred Security (included in Exhibit 4.12).

  4.8  Form of Trust Preferred Securities Guarantee--Sempra Energy Capital
        Trust II.

  4.9  Form of Trust Preferred Securities Guarantee--Sempra Energy Capital
        Trust III.

  4.10 Declaration of Trust of Sempra Energy Capital Trust II.

  4.11 Declaration of Trust of Sempra Energy Capital Trust III.

  4.12 Form of Amended and Restated Declaration of Trust for each of Sempra
        Energy Capital Trust II and Sempra Energy Capital Trust III.

  4.13 Rights Agreement dated May 26, 1998 between Sempra Energy and First
        Chicago Trust Company of New York, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A File No. 001-
        14201 filed June 5, 1998 (Exhibit 1)).

  5.1  Opinion of Gary Kyle, Esq.

  5.2  Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
        Capital Trust II.

  5.3  Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
        Capital Trust III.

 12.1 Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended
        December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September 30, 2000 and September 30, 1999.

 23.1  Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

 23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and
        5.3).

 23.3  Independent Auditors, Consent (Deloitte & Touche LLP).

 24.1  Powers of Attorney (included on pages II-5, 7, 8 and 9).

 25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
        1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture (Senior Debt Securities--Sempra Energy).

 25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
        1939, as amended, of The Bank of New York, as Trustee under the Indenture (Subordinated Debt Securities--Sempra Energy).

 25.3  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
        1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture (Senior Debt Securities--Sempra Energy Global
        Enterprises).

 25.4  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
        1939, as amended, of The Bank of New York, as Property Trustee--Sempra
        Energy Capital Trust II.

 25.5 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Property Trustee--Sempra
       Energy Capital Trust III.

 25.6 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Trust Preferred Securities
       Guarantee Trustee--Sempra Energy Capital Trust II.

 25.7 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Trust Preferred Securities
       Guarantee Trustee--Sempra Energy Capital Trust III.

 25.8 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Debt Securities Guarantee
       Trustee--Sempra Energy Global Enterprises.

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Sempra Energy's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Sempra Energy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 19th day of December, 2000.

                                          SEMPRA ENERGY

                                                   /s/ Stephen L. Baum
                                          By: _________________________________
                                                      Stephen L. Baum
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

   Each director and/or officer of the registrant whose signature appears below hereby appoints Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 19th day of December, 2000.

             Signature                           Title
             ---------                           -----

      /s/ Stephen L. Baum            Principal Executive Officer;
____________________________________  Chairman, Chief Executive
          Stephen L. Baum             Officer, President and
                                      Director

       /s/ Neal E. Schmale           Principal Financial Officer;
____________________________________  Executive Vice President,
          Neal E. Schmale             Chief Financial Officer

       /s/ Frank H. Ault             Principal Accounting
____________________________________  Officer; Vice President,
           Frank H. Ault              Controller

       /s/ Hyla H. Bertea            Director
____________________________________
           Hyla H. Bertea

                                     Director
____________________________________
            Ann L. Burr

      /s/ Herbert L. Carter          Director
____________________________________
         Herbert L. Carter

             Signature                           Title
             ---------                           -----

     /s/ Richard A. Collato          Director
____________________________________
         Richard A. Collato

      /s/ Daniel W. Derbes           Director
____________________________________
          Daniel W. Derbes

   /s/ Wilford D. Godbold, Jr.       Director
____________________________________
      Wilford D. Godbold, Jr.

      /s/ William D. Jones           Director
____________________________________
          William D. Jones

                                     Director
____________________________________
          Ralph R. Ocampo

      /s/ William G. Ouchi           Director
____________________________________
          William G. Ouchi

    /s/ Richard J. Stegemeier        Director
____________________________________
       Richard J. Stegemeier

      /s/ Thomas C. Stickel          Director
____________________________________
         Thomas C. Stickel

       /s/ Diana L. Walker           Director
____________________________________
          Diana L. Walker

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Sempra Energy Global Enterprises certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 19th day of December, 2000.

                                          SEMPRA ENERGY GLOBAL ENTERPRISES

                                                  /s/ Donald E. Felsinger
                                          By: _________________________________
                                                    Donald E. Felsinger
                                                         President

                               POWER OF ATTORNEY

   Each director and/or officer of the registrant whose signature appears below hereby appoints Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 19th day of December, 2000.

             Signature                           Title
             ---------                           -----

    /s/ Donald E. Felsinger          President and Director
____________________________________
        Donald E. Felsinger

       /s/ John R. Light             Director
____________________________________
           John R. Light

      /s/ Neal E. Schmale            Director
____________________________________
          Neal E. Schmale

       /s/ Frank H. Ault             Principal Accounting
____________________________________  Officer; Vice President and
           Frank H. Ault              Controller

    /s/ Charles A. McMonagle         Principal Financial Officer;
____________________________________  Vice President and
        Charles A. McMonagle          Treasurer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Sempra Energy Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 19th day of December, 2000.

                                          SEMPRA ENERGY CAPITAL TRUST II

                                                  /s/ Neal E. Schmale
                                          By: _________________________________
                                                      Neal E. Schmale

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 19th day of December, 2000.

             Signature                           Title
             ---------                           -----

      /s/ Neal E. Schmale            Regular Trustee
____________________________________
          Neal E. Schmale

       /s/ Frank H. Ault             Regular Trustee
____________________________________
           Frank H. Ault

    /s/ Charles A. McMonagle         Regular Trustee
____________________________________
        Charles A. McMonagle

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Sempra Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 19th day of December, 2000.

                                          SEMPRA ENERGY CAPITAL TRUST III

                                                  /s/ Neal E. Schmale
                                          By: _________________________________
                                                      Neal E. Schmale

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 19th day of December, 2000.

             Signature                           Title
             ---------                           -----

      /s/ Neal E. Schmale            Regular Trustee
____________________________________
          Neal E. Schmale

       /s/ Frank H. Ault             Regular Trustee
____________________________________
           Frank H. Ault

    /s/ Charles A. McMonagle         Regular Trustee
____________________________________
        Charles A. McMonagle

                                 SEMPRA ENERGY
                        SEMPRA ENERGY GLOBAL ENTERPRISES
                         SEMPRA ENERGY CAPITAL TRUST II
                        SEMPRA ENERGY CAPITAL TRUST III
                       REGISTRATION STATEMENT ON FORM S-3

                                 EXHIBIT INDEX

 Exhibit
   No.   Description
 ------- -----------
  1.1    Form of Underwriting Agreement (Trust Preferred Securities--Sempra
          Energy Capital Trust II and Sempra Energy Capital Trust III).

  1.2    Form of Underwriting Agreement (Debt Securities--Sempra Energy).

  1.3    Form of Underwriting Agreement (Debt Securities--Sempra Energy Global
          Enterprises).

  1.4    Form of Underwriting Agreement (Equity Securities--Sempra Energy).

  3.1    Amended and Restated Articles of Incorporation of Sempra Energy
          (Incorporated by reference from the Registration Statement on Form S-
          3 File No. 333-51309 dated April 29, 1998 (Exhibit 3.1)).

  3.2    Amended and Restated Bylaws of Sempra Energy effective May 26, 1998
          (Incorporated by reference from the Registration Statement on Form S-
          8 File No. 333-56161 dated June 5, 1998 (Exhibit 3.2)).

  3.3    Articles of Incorporation of Sempra Energy Global Enterprises.

  3.4    Bylaws of Sempra Energy Global Enterprises.

  3.5    Certificate of Trust of Sempra Energy Capital Trust II.

  3.6    Certificate of Trust of Sempra Energy Capital Trust III.

  4.1 Indenture for Senior Debt Securities (Sempra Energy) (Incorporated by reference from the Current Report on Form 8-K filed February 22, 2000
          (Exhibit 4.1)).

  4.2    Indenture for Subordinated Debt Securities (Sempra Energy)
          (Incorporated by reference from the Current Report on Form 8-K filed
          February 18, 2000 (Exhibit 4.1)).

  4.3    Form of Indenture for Senior Debt Securities (Sempra Energy Global
          Enterprises).

  4.4    Form of Senior Note--Sempra Energy (included in Exhibit 4.1).

  4.5    Form of Subordinated Note--Sempra Energy (included in Exhibit 4.2).

  4.6    Form of Senior Note--Sempra Energy Global Enterprises (included in
          Exhibit 4.3).

  4.7    Form of Trust Preferred Security (included in Exhibit 4.12).

  4.8    Form of Trust Preferred Securities Guarantee--Sempra Energy Capital
          Trust II.

  4.9    Form of Trust Preferred Securities Guarantee--Sempra Energy Capital
          Trust III.

  4.10   Declaration of Trust of Sempra Energy Capital Trust II.

  4.11   Declaration of Trust of Sempra Energy Capital Trust III.

  4.12   Form of Amended and Restated Declaration of Trust for each of Sempra
          Energy Capital Trust II and Sempra Energy Capital Trust III.

  4.13   Rights Agreement dated May 26, 1998 between Sempra Energy and First
          Chicago Trust Company of New York, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A File No. 001-
          14201 filed June 5, 1998 (Exhibit 1)).

  5.1    Opinion of Gary Kyle, Esq.

  5.2    Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
          Capital Trust II.

  5.3    Opinion of Richards, Layton & Finger, P.A. relating to Sempra Energy
          Capital Trust III.

 12.1 Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December
       31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended
       September 30, 1999 and September 30, 2000.

 23.1 Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

 23.2 Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and
       5.3).

 23.3 Consent of Independent Auditors (Deloitte & Touche LLP).

 24.1 Powers of Attorney (included on pages II-5, 7, 8 and 9).

 25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture (Senior Debt Securities--Sempra Energy).

 25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Trustee under the Indenture (Subordinated Debt Securities--Sempra Energy).

 25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture (Senior Debt Securities--Sempra Energy Global
       Enterprises).

 25.4 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Property Trustee--Sempra
       Energy Capital Trust II.

 25.5 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Property Trustee--Sempra
       Energy Capital Trust III.

 25.6 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Trust Preferred Securities
       Guarantee Trustee--Sempra Energy Capital Trust II.

 25.7 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Trust Preferred Securities
       Guarantee Trustee--Sempra Energy Capital Trust III.

 25.8 Statement of Eligibility on Form T-1 under the Trust Indenture Act of
       1939, as amended, of The Bank of New York, as Debt Securities Guarantee
       Trustee--Sempra Energy Global Enterprises.